                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Information Statement



                                      GIDDINGS & LEWIS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g).
/X/  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        Common Stock, $.10 par value per share
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        1,635,996
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $21.00
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        $34,355,916
        ------------------------------------------------------------------------
     (5) Total fee paid:
        $6,871*
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        $134,884*
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        Schedule 14D-1
        ------------------------------------------------------------------------
     (3) Filing Party:
        Thyssen Aktiengesellschaft and TAQU, Inc.
        ------------------------------------------------------------------------
     (4) Date Filed:
        June 18, 1997
        ------------------------------------------------------------------------




    *The amount previously paid was based upon 32,115,227 shares of common stock, $.10 par value, of Giddings & Lewis Inc. (the "Company"), including the associated preferred share purchase rights (collectively, the "Shares"), outstanding as of June 11, 1997. Such number of outstanding Shares assumes the exercise or conversion of all existing options. As of August 21, 1997, there were 31,055,719 Shares outstanding (representing approximately 29,419,723 shares purchased by TAQU and 1,635,996 Shares held by persons other than TAQU) which total number of Shares is less than the number of Shares for which a filing fee was paid on June 18, 1997, pursuant to the Offer to Purchase. The total fee with respect to the securities to which this transaction applies is $6,871, which was previously paid pursuant to the June 18, 1997 Schedule 14D-1 filing.

                     GIDDINGS & LEWIS-Registered Trademark-



                                          August 29, 1997


Dear Giddings & Lewis, Inc. Shareholder:


    As announced on June 12, 1997, Giddings & Lewis, Inc. (the "Company"), Thyssen Aktiengesellschaft ("Thyssen") and Thyssen's indirect wholly-owned subsidiary, TAQU, Inc. ("TAQU") have entered into a merger agreement. Pursuant to a tender offer for all of the Company's outstanding shares of common stock, Thyssen has already acquired, through TAQU, approximately 29,419,723 shares of common stock of the Company, representing approximately 95% of the issued and outstanding shares. Pursuant to the merger agreement, TAQU will be merged with and into the Company (the "Merger"). In the Merger, your shares of common stock of the Company will be converted into the right to receive $21 in cash per share, without interest thereon. Thyssen will thereupon own the entire common equity interest in the Company.



    On September 30, 1997, a special meeting of shareholders will be held for the purpose of approving and adopting the Merger. The affirmative vote of a majority of holders of shares present in person or by proxy will be necessary to approve the Merger. Each share is entitled to one vote. As a result of the consummation of the tender offer, TAQU owns and has the right to vote a sufficient number of outstanding shares to approve and adopt the Merger without the affirmative vote of any other shareholder, thereby assuring such approval and adoption.


    You are welcome to attend the special meeting; however, you are not being asked for a proxy and are requested not to send one. The accompanying Information Statement explains the terms of the Merger. Please read the accompanying Information Statement carefully.

    We appreciate your loyalty and support as a shareholder of our company in the past and your continued loyalty and support as we move forward with this transition to new ownership.

                                          On behalf of the Board of Directors,


                                          /s/ Marvin L. Isles

                             ---------------------------------------------------

                                          Marvin L. Isles
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER
                                          GIDDINGS & LEWIS, INC.

                            ------------------------

                                     [LOGO]

                     GIDDINGS & LEWIS-Registered Trademark-



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1997


                            ------------------------

To the Shareholders of
GIDDINGS & LEWIS, INC.:


    NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of Shareholders of Giddings & Lewis, Inc. (the "Company") will be held at the Company's corporate offices, 142 Doty Street, Fond du Lac, Wisconsin 54935, on September 30, 1997, at 9:00 a.m., local time, for the following purposes:


    1. To consider the approval and adoption of the Agreement and Plan of Merger, dated as of June 11, 1997 (the "Merger Agreement"), among the Company, Thyssen Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany ("Thyssen") and TAQU, Inc., a Delaware corporation ("TAQU") and indirect wholly-owned subsidiary of Thyssen. The Merger Agreement provides, among other things, for (i) the merger of TAQU with and into the Company (the "Merger"), with the Company to continue as the surviving corporation and (ii) the conversion of all of the issued and outstanding shares of common stock, $.10 par value per share, of the Company, including the associated preferred share purchase rights (collectively, the "Shares") (other than Shares held by the Company or owned by TAQU and dissenting shareholders), into the right to receive $21 per Share in cash, without interest thereon, all as more fully described in the accompanying Information Statement and the Merger Agreement, a copy of which is attached as Annex I to the Information Statement.

    2. The transaction of such other business as may properly come before the Special Meeting.


    The close of business on August 21, 1997 (the "Record Date"), has been fixed as the record date for the determination of holders of Shares entitled to receive notice and to vote at the Special Meeting.


    You are cordially invited to attend the Special Meeting; however, proxies are not being solicited for the meeting. If you wish to vote your Shares, you or your representative must be present in person at the Special Meeting.

    SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS WILL BE ENTITLED TO ASSERT DISSENTERS' RIGHTS UNDER SECTIONS 180.1301 THROUGH 180.1331 OF THE WISCONSIN BUSINESS CORPORATION LAW ("WBCL"). SHAREHOLDERS SHOULD READ THE INFORMATION STATEMENT AND ANNEX IV THERETO FOR A DESCRIPTION OF ALL STATUTORY PROVISIONS RELATED TO DISSENTERS' RIGHTS.

    You should not send any Share certificates at this time. You will receive a letter of transmittal following the consummation of the Merger. The letter of transmittal will give you instructions on where to send your Shares.

        NEITHER THE COMPANY NOR ITS MANAGEMENT IS SOLICITING YOUR PROXY

                                          By Order of the Board of Directors,


                                          /s/ Todd A. Dillman

                             ---------------------------------------------------

                                          Todd A. Dillmann
                                          SECRETARY


Fond du Lac, Wisconsin
August 29, 1997

                             GIDDINGS & LEWIS, INC.
                                142 DOTY STREET
                          FOND DU LAC, WISCONSIN 54935


                            ------------------------

                             INFORMATION STATEMENT

                             ---------------------

    This Information Statement is being furnished to holders of common stock, par value $.10 per share, of Giddings & Lewis, Inc., a Wisconsin corporation (the "Company"), including the associated preferred share purchase rights (collectively, the "Shares"), in connection with the proposed merger (the "Merger") of TAQU, Inc., a Delaware corporation ("TAQU") and indirect wholly-owned subsidiary of Thyssen Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany ("Thyssen"), with and into the Company, as contemplated by that certain Agreement and Plan of Merger, dated as of June 11, 1997, among TAQU, Thyssen and the Company (the "Merger Agreement"). As a result of the Merger, the Company will be the surviving corporation and will become an indirect wholly-owned subsidiary of Thyssen. In the Merger, each outstanding Share (other than Shares held by the Company or owned by TAQU and dissenting shareholders) will be converted into the right to receive $21 in cash, without interest thereon (the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Annex I.

    Shareholders are welcome to attend the Special Meeting; however, proxies are not being solicited for the meeting. If you wish to vote your Shares, you or your representative must be present in person at the Special Meeting.


    The close of business on August 21, 1997 has been fixed as the record date for the determination of holders of Shares entitled to receive notice and to vote at the Special Meeting. At such time there were 31,055,719 Shares issued and outstanding. Each Share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the Shares outstanding will be necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of Shares present in person or by proxy will be necessary to approve the Merger. As a result of the consummation of the Offer, TAQU owns approximately 95% of the outstanding Shares and intends to vote all such Shares for the Merger. Accordingly, the approval of the Merger at the Special Meeting is assured without the affirmative vote of any other shareholder.


    YOU ARE URGED TO REVIEW THIS INFORMATION STATEMENT CAREFULLY TO DECIDE WHETHER TO ACCEPT THE MERGER CONSIDERATION OR TO EXERCISE DISSENTER'S RIGHTS UNDER SECTIONS 180.1301 THROUGH 180.1331 OF THE WISCONSIN BUSINESS CORPORATION LAW (THE "WBCL"). SEE "DISSENTERS' RIGHTS" BELOW AND ANNEX IV ATTACHED HERETO FOR A DESCRIPTION OF ALL STATUTORY PROVISIONS RELATED TO DISSENTERS' RIGHTS.


    This Information Statement is first being mailed to shareholders on or about August 29, 1997, to the holders of record of the Shares at the close of business on August 21, 1997.


    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR SHARE CERTIFICATES AT THIS TIME.


               The Information Statement is dated August 29, 1997

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------
SUMMARY...................................................................................................           1
GENERAL...................................................................................................           6
THE SPECIAL MEETING.......................................................................................           6
PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION.............................................................           6
  Surrender and Payment for Shares........................................................................           6
  Book-Entry Transfer.....................................................................................           7
  Signature Guarantees....................................................................................           8
  Determination of Validity...............................................................................           8
  Backup Withholding......................................................................................           8
DISSENTERS' RIGHTS........................................................................................           8
THE MERGER................................................................................................          10
  Background to the Offer and the Merger..................................................................          10
  Recommendation of the Board.............................................................................          11
  Opinion of Financial Advisor............................................................................          12
  Purpose of the Merger...................................................................................          13
  Certain Effects of the Offer and the Merger.............................................................          14
  Plans for the Company...................................................................................          14
  Interests of Certain Persons in the Merger..............................................................          14
  Certain Federal Income Tax Consequences.................................................................          17
  Accounting Treatment of the Merger......................................................................          17
  Regulatory and Other Approvals..........................................................................          18
CERTAIN INFORMATION CONCERNING THE COMPANY................................................................          19
CERTAIN INFORMATION CONCERNING THYSSEN AND TAQU...........................................................          21
THE MERGER AGREEMENT......................................................................................          23
SOURCE AND AMOUNT OF FUNDS................................................................................          27
PRICE RANGE OF SHARES; DIVIDENDS..........................................................................          28
PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT..................................................          28
AVAILABLE INFORMATION.....................................................................................          29
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................          29

ANNEXES:
Annex I Agreement and Plan of Merger
Annex II Opinion of Financial Advisor
Annex III Directors Designated by Thyssen
Annex IV Wisconsin Business Corporation Law, Sections 180.1301 through 180.1331

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT INCLUDING THE ANNEXES HERETO, OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS INFORMATION STATEMENT, IN THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS INFORMATION STATEMENT. SHAREHOLDERS ARE URGED TO READ THIS INFORMATION STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY.

THE COMPANIES

    THE COMPANY. The Company is a Wisconsin corporation with its principal executive offices at 142 Doty Street, Fond du Lac, Wisconsin 54935. The Company is a leading global designer and producer of highly engineered, high-precision, industrial automation systems, including automated machine tools, smart manufacturing systems, flexible transfer lines, assembly automation systems, measuring systems, industrial controls and related products and services. The Company's products are supplied primarily to the automotive, construction, aerospace, defense, appliance, energy and electronics industries and are manufactured at the Company's thirteen facilities located in the United States, Canada, England and Germany. For further information concerning the Company, see "CERTAIN INFORMATION CONCERNING THE COMPANY," "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    TAQU. TAQU is a Delaware corporation and a wholly-owned subsidiary of Thyssen. TAQU was organized solely to acquire the Company and has not conducted any unrelated activities since its organization. The principal offices of TAQU are located at 3155 West Big Beaver Road, Troy, Michigan 48007. Other than the Shares purchased pursuant to the Offer, TAQU does not have any significant assets or liabilities and has not engaged in activities other than those incident to its formation and capitalization and the transactions contemplated by the tender offer and the Merger.

    THYSSEN. All outstanding shares of capital stock of TAQU are owned by Thyssen. Thyssen is a company organized under the laws of the Federal Republic of Germany (registered in Duisburg), with its principal offices located at August-Thyssen-Strabe 1, 40211 Dusseldorf, Germany. Thyssen is the holding company of the Thyssen Group and owns no Shares other than through TAQU. Through its subsidiaries, Thyssen is engaged in three areas of business: Capital Goods and Manufactured Products, Trading and Services and Steel. In addition, Thyssen is engaged in satellite and telecommunications services and has important real estate holdings. The Capital Goods and Manufactured Products Division is engaged in the production of components and systems for the automotive industry, the design and manufacture of elevators and escalators, the production of building and construction-related products and systems, providing systems and plant engineering services and the design, building, repair and service of ships. The Trading and Services Division is engaged in recycling of steel, metals and building materials; numerous waste management services; trading in raw materials such as metals and alloys; and trading and cutting to size of production materials such as steel, nonferrous metals and plastics. Trading and Services' business also includes building and construction products such as plumbing and heating equipment, materials for excavation and subsurface construction, scaffolding and formwork, petroleum trading and international forwarding and logistics involving all modes of transportation and the implementation of turnkey construction projects and industrial complexes throughout the world, as well as technical maintenance. The Steel Division engages in hot metal desulfurization, ladle metallurgy installation and production of various steel products (e.g., Hot Strip, Plate, Sheet/Coated Products, Tailored Products, Tin-/Block Plat, Magnetic Materials, Steel Service, Building Elements, Semi-Finished/Bar/Forged Products, Permanent-Way Material/Sectional Steel, Wire Rod, Wire Processing). For further information concerning Thyssen and TAQU, see "CERTAIN INFORMATION CONCERNING THYSSEN AND TAQU" and "AVAILABLE INFORMATION."

GENERAL

    This Information Statement is being delivered in connection with the merger of TAQU with and into the Company. As a result of the Merger, the Company will be the surviving corporation (the "Surviving Corporation") and will become an indirect wholly-owned subsidiary of Thyssen. In the Merger, each outstanding Share (other than Shares held by the Company or owned by TAQU and dissenting shareholders) will be converted into the right to receive $21 in cash, without interest thereon (the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Annex I.


    Pursuant to the Merger Agreement, TAQU commenced a cash tender offer on June 18, 1997, for all outstanding Shares, at a price of $21 per Share, net to the seller in cash (the "Offer"). The Offer expired at 5:00 p.m., New York City time, on July 30, 1997. At such time, TAQU accepted for payment and purchased approximately 29,419,723 Shares validly tendered and not withdrawn. This amount represents approximately 95% of the issued and outstanding Shares.


PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

    Following the consummation of the Merger, a form of letter of transmittal and instructions for use in effecting the surrender of the Shares for payment will be sent under separate cover to all holders of Shares outstanding immediately prior to the Merger. The letter of transmittal must be completed as directed and returned with certificates representing such Shares, or such Shares must be delivered by book-entry transfer. Checks for the Merger Consideration will be sent to shareholders as soon as practicable after receipt of the letters of transmittal and the certificates or Shares, as applicable. See "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION."

DISSENTERS' RIGHTS


    Under the WBCL, holders of Shares who do not vote to approve the Merger and who otherwise strictly comply with the applicable requirements of the WBCL may have the right to dissent from the Merger and demand payment in cash of the "fair value" of their Shares. See "DISSENTERS' RIGHTS" and Annex IV hereto.


THE MERGER

    BACKGROUND TO THE OFFER AND THE MERGER. For a description of events leading to the approval of the Merger Agreement by the Board of Directors of the Company, see "THE MERGER--Background to the Offer and the Merger."

    APPROVAL OF THE BOARD. On June 11, 1997, the Board of Directors of the Company (the "Board") unanimously determined that each of the Merger Agreement, the Offer and the Merger is fair to, and in the best interests of, the Company and its shareholders, and approved and adopted the Merger Agreement. See "THE MERGER--Recommendation of the Board."

    INTEREST OF CERTAIN PERSONS IN THE MERGER. Certain existing and former members of the Company's management and the Company Board (as well as employees of the Company) have interests in the Merger other than as shareholders relating to, among other things, (i) the acceleration of the exercisability of outstanding options to purchase Shares or the exchange of outstanding options for a cash payment and (ii) the terms of certain severance agreements between the Company and certain executive officers, providing for cash payments and other benefits upon and, under certain circumstances, following a change of control of the Company (which would include the Offer and the Merger). See "THE MERGER-- Interests of Certain Persons in the Merger."

    OPINION OF FINANCIAL ADVISOR. Credit Suisse First Boston Corporation ("CSFB") acted as financial advisor to the Company in connection with the Offer and the Merger and delivered its written opinion dated June 8, 1997 to the Company that, as of such date and based upon and subject to the matters set forth therein, the cash consideration to be received by the shareholders of the Company in the Offer and the Merger was fair to such shareholders from a financial point of view. The full text of the CSFB opinion is set forth in Annex II hereto and is incorporated herein by reference. Shareholders are urged to read the CSFB opinion carefully and in its entirety. See "THE MERGER--Opinion of Financial Advisor."

    PURPOSE OF THE MERGER. The purpose of the Merger is to enable Thyssen, through TAQU, to acquire the remaining equity interest in the Company not currently owned by TAQU. The first step in the acquisition of the Company was the Offer by TAQU to acquire all of the outstanding Shares. The Merger, as the second step, is intended to complete the acquisition of any Shares not acquired by TAQU in the Offer. See "THE MERGER--Purpose of the Merger."

    CONDITIONS TO THE MERGER. The respective obligations of each party to consummate the Merger, among other things, remain subject to the satisfaction or waiver of the following conditions: (1) the shareholders of the Company shall have approved the Merger Agreement in accordance with the articles of incorporation of the Company and applicable law, and (2) no statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction shall be in effect, which prohibits the Merger and the transactions contemplated thereby; provided, however, that prior to invoking such condition each party has used its best efforts to have any such decree, ruling or injunction vacated. See "THE MERGER AGREEMENT--Conditions to Each Party's Obligation to Effect the Merger."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The exchange of Shares for cash, pursuant to the Merger, will be a taxable transaction for Federal income tax purposes and may also be taxable under applicable state, local and other tax laws. See "THE MERGER--Certain Federal Income Tax Consequences."


    CERTAIN REGULATORY MATTERS; ANTITRUST. The waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act") was terminated on July 12, 1997. Thyssen received clearance from the German Federal Cartel Office ("FCO") to consummate the Offer and to effect the Merger on July 23, 1997. No other regulatory approval is required for the Merger. See "THE MERGER--Regulatory and Other Approvals."


SOURCE AND AMOUNT OF FUNDS


    Thyssen has estimated that the total amount of funds required by TAQU to purchase all of the outstanding Shares pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately $675,000,000. Of such amount, approximately $617,814,183 was used to purchase Shares tendered pursuant to the Offer. The funding of the Offer has been and the funding of the Merger will be obtained from working capital of Thyssen or one of Thyssen's affiliates. See "SOURCE AND AMOUNT OF FUNDS."


SELECTED FINANCIAL INFORMATION OF THE COMPANY

    Set forth below is certain summary consolidated financial information for the Company's last three fiscal years, as contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as well as the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997. More comprehensive financial information is included in such reports and other documents filed by the Company with the Securities and Exchange Commission (the "Commission") and incorporated herein by reference, and the following summary financial data are qualified in their entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein. Such reports and other documents are available for inspection, and copies thereof are obtainable in the manner set forth below under "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             GIDDINGS & LEWIS, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                              SIX MONTHS ENDED
                                                         FISCAL YEAR ENDED DECEMBER 31,    ----------------------
                                                       ----------------------------------   JUNE 29,    JUNE 30,
                                                          1996        1995        1994        1997        1996
                                                       ----------  ----------  ----------  ----------  ----------
INCOME STATEMENT DATA:
  Net sales..........................................  $  762,993  $  730,552  $  619,471  $  304,319  $  392,066
  Operating income...................................     (24,315)     38,174      75,826      32,876      33,771
  Net income (loss)..................................     (12,542)      6,455      47,880      18,087      19,695
  Net income (loss) per Share........................  $    (0.37) $     0.19  $     1.40  $     0.57  $     0.57
  Average number of Shares outstanding...............      34,025      34,398      34,284      31,979      34,572


                                                                     AT DECEMBER 31,
                                                                  ----------------------  AT JUNE 29,  AT JUNE 30,
                                                                     1996        1995        1997         1996
                                                                  ----------  ----------  -----------  -----------
BALANCE SHEET DATA:
  Total current assets..........................................  $  474,611  $  477,787   $ 394,934    $ 474,611
  Total assets..................................................     811,400     817,591     726,833      811,400
  Total current liabilities.....................................     213,305     182,327     147,712      213,577
  Long-term debt................................................     100,000     100,000     100,000      100,000
  Total shareholders' equity....................................  $  460,823  $  492,541   $ 443,950    $ 460,823

PRICE RANGE OF SHARES; DIVIDENDS

    The Shares are listed on The Nasdaq Stock Market, Inc.'s ("Nasdaq") National Market (the "Nasdaq National Market") under the symbol GIDL. The following table sets forth, for the fiscal quarters indicated, the high and low last reported sales prices for the Shares on the Nasdaq National Market, based upon public sources:


FISCAL YEAR                                                                               HIGH          LOW
-------------------------------------------------------------------------------------  -----------  ------------
Fiscal Year Ended December 31, 1995:
  First Quarter......................................................................  $      171/4 $      145/8
  Second Quarter.....................................................................         187/8        151/8
  Third Quarter......................................................................         181/2        16
  Fourth Quarter.....................................................................         173/8        147/8
Fiscal Year Ended December 31, 1996:
  First Quarter......................................................................         199/16        143/4
  Second Quarter.....................................................................         191/8        161/8
  Third Quarter......................................................................         16           103/4
  Fourth Quarter.....................................................................         14           113/8
Fiscal Year Ended December 31, 1997:
  First Quarter......................................................................         147/8        1247/64
  Second Quarter.....................................................................         211/4        125/8
  Third Quarter (through August 28, 1997)............................................         211/16        207/8



    On June 11, 1997, the last full trading day prior to the public announcement of the terms of the Offer and the Merger, the reported closing price of the Shares on the Nasdaq National Market was $19 per Share. On June 17, 1997, the last full trading day prior to the commencement of the Offer, the reported closing price of the Shares on the Nasdaq National Market was $20 11/16 per Share, and on August 28, 1997, the last trading day prior to the printing of this Information Statement, the reported closing sale price of the Shares on the Nasdaq National Market was $20 7/8 per Share.


    The Company has declared quarterly cash dividends of $0.03 per Share since 1995.

    SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

                                    GENERAL

    This Information Statement is being delivered in connection with the merger of TAQU with and into the Company. As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Thyssen, and each outstanding Share (other than Shares held by the Company or owned by TAQU and dissenting shareholders) will be converted into the right to receive $21 in cash, without interest thereon. A copy of the Merger Agreement is attached hereto as Annex I.


    The Merger is the second and final step in the acquisition of the Company by Thyssen. The first step was a tender offer by TAQU to acquire all of the outstanding Shares at $21 per Share, net to the seller in cash. The Offer has been completed, and TAQU accepted for payment and purchased approximately 29,419,723 Shares validly tendered and not withdrawn. This amount represents approximately 95% of the issued and outstanding Shares. The Merger is intended to complete the acquisition of any Shares not acquired by TAQU pursuant to the Offer.


                              THE SPECIAL MEETING


    The Special Meeting will be held at 9:00 a.m., local time, on September 30, 1997, at the Company's corporate offices, 142 Doty Street, Fond du Lac, Wisconsin 54935, for the purpose of approving and adopting the Merger and the Merger Agreement, as required under the WBCL.


    At the date of this Information Statement, the Company Board does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Information Statement.


    Only holders of record of Shares outstanding at the close of business on August 21, 1997 (the "Record Date") are entitled to vote at the Special Meeting. On the Record Date there were approximately 1,209 holders of record, with 31,055,719 Shares issued and outstanding. Each Share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the Shares outstanding will be necessary to constitute a quorum for the transaction of business at the Special Meeting. Under the WBCL the affirmative vote of a majority of Shares present in person or by proxy will be necessary to approve the Merger. As a result of the consummation of the Offer, TAQU owns approximately 95% of the outstanding Shares and intends to vote all such Shares in favor of the Merger. Accordingly, the approval of the Merger at the Special Meeting is assured without the affirmative vote of any other shareholder.


    SHAREHOLDERS ARE ENTITLED TO EXERCISE DISSENTERS' RIGHTS UNDER THE WBCL AS A RESULT OF THE MERGER. SEE "DISSENTERS' RIGHTS" AND ANNEX IV HERETO.

                 PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

SURRENDER AND PAYMENT FOR SHARES

    The Company has designated Morgan Guaranty Trust Company to act as Paying Agent (the "Paying Agent") under the Merger Agreement. At the effective time of the Merger, Thyssen will make available to the Paying Agent, for the benefit of the holders of outstanding Shares, the funds necessary to make the payments due to such shareholders.

    As soon as reasonably practicable after the consummation of the Merger, the Paying Agent will mail to each holder of a certificate, which immediately prior to such time represented outstanding Shares (the "Certificates"), (i) a form of letter of transmittal specifying that delivery will be effected, and risk of loss and title to such Certificate will pass, only upon proper delivery of such Certificate to the Paying Agent and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. For a shareholder to validly surrender Shares pursuant to the Merger, a Certificate for surrendered Shares, together with a properly completed and duly executed letter of transmittal and any other required documents, must be received by the Paying Agent at one of its addresses set forth on the letter of transmittal or such Shares must be delivered pursuant to the procedure for book-entry transfer set forth below (and a Book-Entry Confirmation (as defined below) must be received by the Paying Agent). Until surrendered, such Certificates will represent solely the right to receive the Merger Consideration with respect to each of the Shares represented thereby. If payment is to be made to a person other than the person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. The Surviving Corporation or the Paying Agent will be entitled to deduct and withhold from the Merger Consideration, otherwise payable pursuant to the Merger Agreement to any holder of Shares, such amounts as are required to be deducted and withheld under any provision of Federal, state, local or foreign tax law with respect to the making of such payment. To the extent that amounts are so withheld, such amounts will be treated for all purposes as having been paid to the shareholder in respect of whom such deduction and withholding were made by the Surviving Corporation or the Paying Agent, as applicable. In no event will the holder of any surrendered Certificate be entitled to receive interest on any of the Merger Consideration. None of the Paying Agent, the Company, Thyssen or TAQU will be liable to a holder of Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Thyssen, the posting by such person of a bond in such reasonable amount as Thyssen may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder is entitled to receive pursuant to the Merger Agreement.

    Pursuant to the Merger Agreement, any portion of the funds made available to the Paying Agent for the payment of Merger Consideration which remains unclaimed by the holders of Shares for one year after the consummation of the Merger will be delivered to Thyssen upon demand of Thyssen, and any former shareholders of the Company will thereafter look only to Thyssen for payment of their claim for the Merger Consideration for the Shares.

    At the effective time of the Merger, the stock transfer books of the Company will be closed, and no transfer of Shares will thereafter be made. Subject to any applicable abandoned property, escheat or similar laws, if, after the effective time, Certificates are presented to the Surviving Corporation for transfer, they will be canceled and exchanged as described in the preceding paragraphs.

BOOK-ENTRY TRANSFER

    The Paying Agent will establish an account with respect to the Shares at The Depository Trust Company and the Philadelphia Securities Depository Trust Company (the "Book-Entry Transfer Facilities") for purposes of the Merger. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of Shares by causing a Book-Entry Transfer Facility to transfer such Shares into the Paying Agent's account in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Shares may be effected through book-entry transfer into the Paying Agent's account at a Book-Entry Transfer Facility, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must, in any case, be transmitted to, and received by, the Paying Agent at one of its addresses set forth on the transmittal letter, or the surrendering shareholder must comply with the guaranteed delivery procedure described below. The confirmation of a book-entry transfer of Shares into the Paying Agent's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE PAYING AGENT.

    THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE SURRENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

SIGNATURE GUARANTEES

    Except as otherwise provided below, all signatures on a letter of transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"). Signatures on the letter of transmittal need not be guaranteed (a) if the letter of transmittal is signed by the registered holders (which term, for purposes of this section, includes any participant in any of the Book-Entry Transfer Facilities' systems whose name appears on a security position listing as the owner of the Shares) of Shares surrendered therewith and such registered holder has not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal or (b) if such Shares are surrendered for the account of an Eligible Institution. If the Certificates are registered in the name of a person other than the signer of the letter of transmittal, or if payment is to be made or Certificates not surrendered or not accepted for payment are to be returned to a person other than the registered holder of such Certificates, then the surrendered Certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the registered holders or owners appear on the Certificates, with the signatures on the Certificates or stock powers guaranteed as described above.

DETERMINATION OF VALIDITY

    All questions as to the validity, form, eligibility and acceptance of any surrender of Certificates will be determined by Thyssen in its sole discretion, which determination will be final and binding.

BACKUP WITHHOLDING

    In order to avoid "backup withholding" of Federal income tax on payments of cash pursuant to the Merger, a shareholder surrendering Certificates in the Merger must provide the Paying Agent with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such shareholder is not subject to backup withholding. Certain shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. If a shareholder does not provide its correct TIN or fails to provide the certifications described above, the Internal Revenue Service ("IRS") may impose a penalty on such shareholder and payment of cash to such shareholder pursuant to the Offer may be subject to backup withholding of 31%. All shareholders surrendering Shares pursuant to the Merger should complete and sign the main signature form and the Substitute Form W-9 included as part of the letter of transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Thyssen and the Paying Agent). Noncorporate foreign shareholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Paying Agent, in order to avoid backup withholding.

                               DISSENTERS' RIGHTS

    Under Sections 180.1301 through 180.1331 of the WBCL, dissenters' rights may be available to holders of Shares and beneficial shareholders (each a "Dissenting Shareholder"), subject to the procedures described therein, to object to the Merger and demand payment of the "fair value" of their Shares in cash in connection with the consummation of the Merger. Dissenters' rights are available if the Merger is a "business combination" (as defined in Section 180.1130(3) of the WBCL), or if the Shares are not registered on a national securities exchange or quoted on the Nasdaq National Market on the record date for notice to the shareholders of a special meeting to vote on the Merger. The Merger will not be a "business combination" if at the time of the Merger, the Company does not have a class of equity securities held of record by 500 or more persons or there are less than 100 Wisconsin residents who are shareholders of record with unlimited voting rights. If the Merger is a "business combination" and dissenters' rights are available, the "fair value" of the Shares will be determined pursuant to Section 180.11-30(9)(a) of the WBCL with reference to the public market price of the Shares if available, or otherwise as determined in good faith by the Company's Board of Directors. The "fair value," as so determined, could be more or less than the value per Share to be paid pursuant to the Offer and the Merger.

    On the Record Date, over 100 Wisconsin residents were shareholders of record of the Company. Therefore, the Merger is a "business combination" under the WBCL and shareholders of the Company have the right to dissent from the Merger Agreement. To receive in cash the fair value of their Shares such Dissenting Shareholders are required to follow certain procedures set forth in the WBCL. The following is a brief summary of such procedures, which does not purport to be complete and is qualified by reference to the actual statutes. HOLDERS OF SHARES SHOULD READ ANNEX IV HERETO FOR A DESCRIPTION OF ALL STATUTORY PROVISIONS RELATED TO DISSENTERS' RIGHTS.

    Pursuant to Section 180.1321 of the WBCL, any owner or beneficial owner of Shares desiring to assert dissenters' rights shall do all of the following: (i) deliver to the Company, before the vote to approve the Merger Agreement is taken, written objection to the Merger Agreement which includes such Dissenting Shareholder's intent to demand payment for such Shares if the proposed Merger Agreement is effectuated, and (ii) not vote in favor of the Merger Agreement. A Dissenting Shareholder who fails to satisfy both (i) and (ii) above is not entitled to payment for such Shares by the Company. A Dissenting Shareholder may object to the Merger Agreement with respect to less than all of such Shares. Company shareholders who wish to object must file written objections with the Company by mail, or by delivery in person to the principal office of the Company. Within ten (10) days after the Merger Agreement is approved at the Special Meeting, the Company will deliver a written dissenters' notice to each of its shareholders who has dissented to the Merger Agreement in accordance with
Section 180.1321 of the WBCL. Upon receipt of such notice, each Dissenting Shareholder has thirty (30) days to demand payment in writing and surrender the certificate or certificates representing such Shares with respect to which he or she has dissented. A Dissenting Shareholder who does not demand payment within the designated time period is not entitled to payment for his or her shares and shall be bound by the Merger Agreement. Upon receipt of a payment demand or on the day of the consummation of the Merger, whichever is later, the Company shall pay each Dissenting Shareholder who has demanded payment the amount that the Company estimates to be the fair value of such Shares, plus accrued interest. A Dissenting Shareholder, who does not agree with the Company's estimation of the fair value of his or her shares or the amount of interest due, must notify the Company of his or her estimate within thirty (30) days after the Company made or offered payment for such Shares. If the Dissenting Shareholder and the Company cannot agree upon the fair value of the Shares or amount of interest due, the Company must file a petition in any court of competent jurisdiction in the county in which its principal office is located, requesting a finding and determination of the fair value of such Shares and the accrued interest thereon. If the Company fails to institute such a proceeding within sixty (60) days after the Dissenting Shareholder notifies the Company of his or her disagreement, the Company shall pay each of its dissenters whose demand remains unsettled, the amount demanded by such shareholder.

                                   THE MERGER

BACKGROUND OF THE OFFER AND THE MERGER


    Set forth below is a description of the background of the Offer and the Merger.


    On April 21, 1997, Jeffery T. Grade, Chairman and Chief Executive Officer of Harnischfeger Industries, Inc. ("HII"), and John N. Hansen, President and Chief Operating Officer of HII, arranged an afternoon meeting with Marvin L. Isles, Chief Executive Officer and a director of the Company. Prior to meeting with Mr. Isles, Messrs. Grade and Hansen and Francis M. Corby, Jr., Executive Vice President for Finance and Administration and Chief Financial Officer of HII, met with John A. Becker, a director of the Company and President and Chief Operating Officer of Firstar Corporation, which has banking relationships with HII, and informed Mr. Becker that Mr. Grade intended to present Mr. Isles with HII's offer to acquire the Company.

    Later that afternoon Messrs. Grade and Hansen met with Mr. Isles and Douglas
E. Barnett, Vice President and Controller of the Company, at the Company's offices. During this meeting, Mr. Grade delivered to Mr. Isles a letter in which HII proposed to acquire the Company at a price of $19.00 per Share (the "HII Proposal").

    On April 25, 1997, Mr. Isles called Mr. Grade and informed him that the Company would be willing to enter into discussions with HII if HII agreed to enter into a confidentiality and standstill agreement. Mr. Grade informed Mr. Isles that he would reflect on these matters and would respond to him. Later that afternoon, without any further discussion of the matters or even a request to do so, Mr. Grade sent Mr. Isles a letter indicating that through its wholly owned subsidiary, DSFA Corporation ("DSFA"), HII intended to commence an unsolicited tender offer for all outstanding shares of common stock of the Company, at a price of $19 per share in cash (the "HII Offer"). The text of the letter was included in a press release that was issued by HII that afternoon. HII and DSFA also commenced litigation that afternoon against the Company and certain of its directors, which litigation has since been withdrawn. On April 28, 1997, HII commenced the HII Offer.

    On April 26, 1997, Mr. Isles contacted Dr. Dieter Vogel, Chairman of the Executive Board of Thyssen, regarding a potential combination between Thyssen and the Company. On April 30, 1997, the Company and Thyssen executed a confidentiality and standstill agreement which (i) provided that each company keep confidential certain nonpublic information furnished by the other and (ii) restricted Thyssen's ability to purchase Shares without the prior approval of the Company.

    On April 23, April 29, April 30 and May 7, 1997, the Board met with its legal and financial advisors to, among other things, discuss the HII Offer and possible actions to be taken by the Company. At the May 7, 1997, meeting, the Board unanimously rejected the HII Offer as inadequate and not in the best interests of the shareholders of the Company and unanimously recommended that holders of Shares reject the HII Offer and not tender their Shares pursuant thereto. The Board also determined to further explore alternative transactions to maximize shareholder value. In reaching its determination to reject the HII Offer, the Board considered a number of factors, including the written opinion, dated May 7, 1997, of CSFB, the Company's financial advisor that, based upon and subject to the matters set forth therein, the $19 per Share cash consideration offered to holders of Shares pursuant to the HII Offer was inadequate from a financial point of view to such holders other than DFSA and HII.

    On May 2, 1997, Mr. Isles and a representative of CSFB met in London, England, with Dr. Vogel, Mr. Friedhelm Hoppe, a member of the Executive Board of Thyssen Industries AG, Axel Kirsch, Director of Corporate Development of Thyssen, and other members of Thyssen's management, and with representatives of Morgan Stanley, Thyssen's financial advisor, to discuss a possible transaction involving the Company and Thyssen. Over the next few weeks, discussions regarding a potential business combination between Thyssen and the Company continued and Thyssen conducted an analysis of the business and operations of the Company.

    On May 27, 1997, HII announced that it was extending its tender offer until May 30, 1997, and sent a letter to Mr. Isles stating that its offer was its "best and final" offer.

    On June 2, 1997, Thyssen delivered to the Company a letter (the "Thyssen Proposal") indicating that Thyssen was willing to consider an offer to purchase all outstanding shares of the Company at $21 per share, subject to certain conditions, including (i) the approval of the Supervisory Board of Thyssen, (ii) the Company's agreement not to disclose the existence of such proposal to any party prior to the execution of a definitive agreement and (iii) negotiation and execution of a mutually acceptable merger agreement.

    Thereafter, representatives of the Company and Thyssen, with their respective legal advisors, negotiated the terms of the Merger Agreement. Such negotiations continued through late evening on June 11, 1997.

    On June 8, 1997, the Board met with its financial and legal advisors to discuss the Thyssen Proposal. At the meeting, representatives of CSFB made a presentation to the Board and delivered the written opinion, dated June 8, 1997, of CSFB that, based upon and subject to the matters set forth therein and as of the date thereof, the cash consideration to be received by the shareholders of the Company in the Offer and the Merger was fair to such shareholders from a financial point of view. See "--Opinion of Financial Advisor."

    After discussion and further analysis, the Board unanimously determined to approve the Offer and the Merger and authorized the management of the Company, if and when Thyssen presented a definitive proposal that was authorized by the Supervisory Board of Thyssen and that reflected the terms of the Offer and the Merger as presented to the Board, to enter into a definitive merger agreement on such terms on behalf of the Company. See "--Recommendation of the Board." In addition, the Board unanimously determined to recommend that shareholders (i) accept the Offer and tender their Shares pursuant thereto and (ii) vote in favor of approval and adoption of the Merger Agreement and the Merger.

    In the early evening of June 11, 1997, Thyssen informed the Company that its Supervisory Board had taken all action necessary to authorize the Merger Agreement.

    Shortly thereafter, Thyssen and the Company entered into the Merger Agreement and issued a press release with respect thereto.

    On June 18, 1997, Thyssen and TAQU commenced the Offer.


    The Offer expired on July 30, 1997, at 5:00 p.m., New York City time. Pursuant to the Offer, TAQU accepted for payment and purchased approximately 29,419,723 Shares, at a price of $21 per Share. As a result of the Offer, TAQU owns of record approximately 95% of the issued and outstanding Shares, which includes all the Shares held by the directors and executive officers of the Company prior to the expiration of the Offer.


    Following the consummation of the Offer, pursuant to the Merger Agreement, Messrs. Coppola, Folley and Gruffey and Dr. Davis resigned as directors of the Company and Friedhelm Hoppe, Dr. Peter Joussen, Dr. Eckhard Rohkamm and Ulrich Ziolkowski, each an officer of Thyssen or a Thyssen subsidiary, were appointed to the Board to fill the resulting vacancies. Biographical data for Messrs. Hoppe and Ziolkowski and Drs. Joussen and Rohkamm are set forth in Annex III hereto.

RECOMMENDATION OF THE BOARD

    At its meeting held on June 8, 1997, the Board unanimously approved and adopted the Merger Agreement, approved the Offer, the Merger and the transactions contemplated by the Merger Agreement and determined that the terms of the Offer and the Merger were fair to and in the best interest of the shareholders of the Company and recommended that the shareholders of the Company accept the Offer and tender their Shares to TAQU pursuant to the Offer. In making its recommendations to the shareholders of the Company with respect to the Offer and the Merger, the Board considered a number of factors, including the following:

        (i) the Board's familiarity with the Company's business, financial condition, prospects, current business strategy and opportunities and the Company's position in its industries;

        (ii) presentations by the Company's management relating to the Company's financial performance and future opportunities and prospects;

       (iii) the presentation of CSFB at the June 8, 1997, Board meeting and the written opinion of CSFB, dated June 8, 1997, that, as of such date and based upon and subject to the matters set forth therein, the cash consideration to be received by the shareholders of the Company in the Offer and the Merger was fair to such shareholders from a financial point of view (see "--Opinion of Financial Advisor"). A copy of the written opinion of CSFB, which sets forth the factors considered, assumptions made and limitations on the review conducted by CSFB, is attached as Annex II and incorporated herein by reference. Shareholders are urged to read the opinion of CSFB carefully and in its entirety;

        (iv) the Board's review, based in part on presentations by its financial advisors, of alternatives to the Offer and the HII Offer, including the fact that the HII Offer was commenced on April 28, 1997, and since that time no alternative proposal had been made to the Company that was superior to the Offer;

        (v) the Board's assessment, with the assistance of counsel, concerning the likelihood that Thyssen would obtain all required regulatory approvals for the Merger;

        (vi) the fact that (1) the Merger Agreement permits the Company, under certain circumstances, to furnish information to and negotiate with third parties and terminate the Merger Agreement upon the payment to Thyssen of a $20 million fee and the reimbursement of expenses up to $3 million, (2) the Board believed that such payment obligations in the Merger Agreement would not deter a more attractive offer for the Company and were necessary in order to secure a transaction that the Board believed to be superior to that proposed by HII and (3) such payment obligations had been reduced during the course of negotiations from those initially proposed by Thyssen;

       (vii) historical market prices and trading information for the Shares;
    and

      (viii) the interest of Thyssen in enhancing all of the Company's businesses and its knowledge of the Company's markets and customers, including the Company's automotive segment, which accounts for 50% of all Company sales, and the positive impact such interest was expected to have on the Company's employees, customers and suppliers and the communities in which the Company operates.

    The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Offer, the Board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance, and individual directors may have given differing weights to different factors. Rather, the Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

OPINION OF FINANCIAL ADVISOR

    CSFB delivered its written opinion to the Board on June 8, 1997, that, based upon and subject to the matters set forth therein and as of the date thereof, the cash consideration to be received by the shareholders of the Company in the Offer and the Merger was fair to such shareholders from a financial point of view.

    A COPY OF THE WRITTEN OPINION OF CSFB, WHICH SETS FORTH THE FACTORS CONSIDERED, ASSUMPTIONS MADE AND LIMITATIONS ON THE REVIEW CONDUCTED BY CSFB, IS ATTACHED HERETO AS ANNEX II AND INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE OPINION OF CSFB CAREFULLY AND IN ITS ENTIRETY.

    In arriving at its opinion, CSFB reviewed certain publicly available business and financial information relating to the Company as well as a draft dated June 7, 1997 of the Merger Agreement. CSFB also reviewed certain other information, including financial forecasts provided to CSFB by the Company and met with the Company's management to discuss the business and prospects of the Company.

    CSFB also considered certain financial and stock market data of the Company, and compared those data with similar data for other publicly held companies in businesses similar to those of the Company, and considered the financial terms of certain other business combinations and other transactions which had recently been effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

    In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB assumed such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, CSFB had not been requested to make, and did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor has it been furnished with any such evaluations or appraisals. CSFB's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion.

    In connection with its engagement, CSFB approached third parties to solicit indications of interest in a possible acquisition of the Company and held preliminary discussions with certain of those parties prior to the date of the opinion.

    Pursuant to a letter agreement, dated March 7, 1997, the Company engaged CSFB as its exclusive financial advisor for a period of three years, in connection with the Company's preparations for responding to acquisition or business combination proposals that the Company may receive or any other attempts to effect a change in control of the Company through a merger, tender or exchange offer, purchase of all or a portion of its stock, assets or debt, proxy contest or consent solicitations, open market accumulation program or similar action. In connection with this engagement, the Company paid to CSFB a retainer fee of $75,000 and agreed to pay customary fees to be mutually agreed upon if the Company were to proceed with a transaction. In addition, the Company agreed to reimburse CSFB for its out-of-pocket expenses in connection with such engagement and to indemnify CSFB against certain liabilities, including liabilities arising under the federal securities laws.

    On April 25, 1997, the Company engaged CSFB, among other things, to, if requested, render a written opinion or opinions as to the fairness or inadequacy from a financial point of view to the Company of offers such as the Offer and the proposed Merger, or the consideration to be received in a sale of the Company. Pursuant to an engagement letter, the Company paid to CSFB (i) an initial advisory fee of $500,000 upon execution of the engagement letter and
(ii) 1.5% of the equity value of the Merger (against which previously paid fees pursuant to such engagement were credited) immediately prior to the consummation of the Offer. In addition, the Company has agreed to reimburse CSFB for certain out-of-pocket expenses and to indemnify CSFB against certain liabilities in connection with their engagement.

    In the ordinary course of business, CSFB and its affiliates may actively trade in the securities of the Company and Thyssen for their own account and for the account of its customers and, accordingly, may from time to time hold a long or short position in such securities.

PURPOSE OF THE MERGER

    The purpose of the Merger is to enable Thyssen, through TAQU, to acquire the remaining equity interest in the Company not currently owned by TAQU. As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Thyssen, and each outstanding Share (other than Shares held by the Company or owned by TAQU and dissenting shareholders) will be converted into the right to receive $21 in cash, without interest thereon.


    The Merger is the second and final step in the acquisition of the Company by Thyssen. The Offer was the first step which resulted in TAQU owning approximately 95% equity interest in the Company. The Merger will allow TAQU to acquire all outstanding Shares not tendered and purchased pursuant to the Offer.


    The acquisition of the Company has been structured as a cash tender offer and a cash merger in order to provide a prompt and orderly transfer of ownership of the Company from the public shareholders of the Company to Thyssen. The purchase of Shares pursuant to the Offer increased the likelihood that the Merger will be consummated.

CERTAIN EFFECTS OF THE OFFER AND THE MERGER

    As a result of the Merger, Thyssen will indirectly own the entire equity interest in the Company. Therefore, following the Merger present holders of Shares will no longer have an equity interest in the Company and will no longer share in future earnings and potential growth of the Company, if any. Instead each holder of Shares immediately prior to the effective time of the Merger will have the right to receive the Merger Consideration to which such holder is entitled under the Merger Agreement.


    Public trading of the Shares on the Nasdaq National Market will cease immediately following the Merger. Accordingly, the Company Shares will no longer meet the quantitative requirements for continued inclusion in the Nasdaq National Market and the registration of the Shares under the Securities Exchange Act of 1934 (the "Exchange Act") will be terminated upon application of the Company to the Commission when the Merger is consummated. The termination of registration of the Shares under the Exchange Act will result in the suspension of the Company's obligation to file reports thereunder.


PLANS FOR THE COMPANY

    Upon the consummation of the Merger, the separate existence of TAQU will cease and the Company will continue its existence as the Surviving Corporation. The Surviving Corporation will retain the name of the Company and will possess all the rights, privileges, immunities, powers, liabilities and duties of the Company.

    It is expected that following the Merger the business and operations of the Company will be continued substantially as they are currently being conducted. Thyssen's current intention is to keep the Company's headquarters located in Fond du Lac, Wisconsin.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain existing and former members of the Company's management and the Company Board (as well as other employees of the Company) have certain interests in the Merger (as described below) that are in addition to their interests as shareholders generally. The Company Board took such interests into account in approving and adopting the Merger Agreement and the transactions contemplated thereby.

EMPLOYEE BENEFIT PLANS

    The Merger Agreement provides that, for a period of one year following the Effective Time, Thyssen will provide the employees of the Company with employee benefit plans and programs (excluding plans or programs which provide for issuance of Shares or options on Shares) that are in the aggregate no less favorable than current employee benefit plans and programs maintained by the Company. In addition, pursuant to the Merger Agreement, Thyssen has agreed to cause the Surviving Corporation to honor (without modification) certain specified written employment agreements, severance agreements and certain other agreements as in effect on the date of the Merger Agreement, and to maintain for certain periods of time the Company's severance and incentive plans and the Giddings & Lewis Foundation, Inc.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    On April 30, 1997, the Company entered into a one-year employment agreement with Joseph R. Coppola, and delayed by one year Mr. Coppola's consulting agreement, dated December 1, 1996 (the "Consulting Agreement"). In the event Mr. Coppola's employment is terminated following a change in control, Mr. Coppola will receive, in a lump sum, the total compensation payable with respect to the remainder of the employment term, as well as the consulting fees payable pursuant to the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, Mr. Coppola will, following his retirement, be retained by the Company as senior consultant for a three-year period, at an annual compensation of $200,000 for the first twelve months of his consultancy, $150,000 for the second twelve months and $100,000 for the third twelve months.

    The Company maintains Key Executive Employment and Severance Agreements ("KEESAs") with 12 executives ("Executives") of the Company. These agreements provide for the payment of certain severance and other benefits upon certain qualifying terminations of the employment of such executives within five years after a Change in Control as defined therein) of the Company. The acquisition of the Shares pursuant to the Offer constitutes a Change in Control for purposes of the KEESAs. On April 30, 1997, the Company entered into amended and restated KEESAs with each of the Executives (the "New KEESAs"). The New KEESAs differ from the respective original KEESAs primarily as follows: (i) whereas the original KEESAs limited the total payments and benefits that could be received by the Executive to the highest amount that would not be subject to an excise tax under Section 4999 of the Code and would not be nondeductible to the Company under Section 280G of the Code, the New KEESAs provide for an additional "gross-up" payment to ensure that the Executive receives the after-tax benefit he would have received had the payments not been subject to the excise tax; (ii) as an additional severance benefit, each Executive will receive a lump-sum payment equal to the present value of the benefits the Executive would have received had he continued to participate in the Company's retirement plans until reaching age 65; (iii) termination by Mr. Isles due to the fact that he fails to continue to serve as Chief Executive Officer and Chairman of the Board of the Company constitutes a qualifying termination of employment under his agreement;
(iv) the New KEESAs provide for certain additional benefits upon a qualifying termination, including relocation benefits (and, for Mr. Isles only, the repurchase of his home at cost), the right to purchase the Company-provided car for $1.00 and reimbursement for legal and tax-planning assistance; (v) the severance benefits payable to certain Executives have been reduced from three in each case, to three, two or one, as applicable, times the sum of the Executive's annual base salary and highest annual bonus with respect to the three most recent years preceding termination of employment (or target bonus for the year of termination if the Executive had not then completed a full fiscal year of employment); and (vi) the provision that termination by the Executive during a 30-day period immediately following the first anniversary of the Change in Control constitutes a qualifying termination of employment under his agreement has been eliminated for the five operations Executives.

    In addition, a subsidiary of the Company has an agreement with Mr. Anders pursuant to which he will be employed as Managing Director of such subsidiary until May 31, 1998, subject to voluntary termination by Mr. Anders and termination for cause under German law. Mr. Anders' employment agreement provides for a minimum annual base salary of DM350,000 (approximately $206,955) and is subject to upward adjustment. He is eligible to participate in the Company's Management Incentive Compensation Plan and receive certain other perquisites. The employment agreement provides that the subsidiary will pay one-half of Mr. Anders' obligations with respect to certain social security contributions required by German law and will pay to Mr. Anders or his beneficiary six months' salary in the event of his disability and three months' salary in the event of his death. The employment agreement also contains a covenant not to compete which extends for a period of two years after termination of such agreement.

PENSION BENEFITS

    The Company maintains a Retirement Plan (the "Retirement Plan") and an unfunded supplemental benefit pension plan, which provides benefits that would otherwise be denied participants by reason of certain limitations imposed by the Internal Revenue Code on qualified plan benefits (the "excess benefit plan").

    Remuneration covered by the plans is a participant's salary and bonus, whether or not such compensation has been deferred at the participant's election. The limit on the 1996 compensation applicable to the Retirement Plan was $150,000. Benefits under the plans include a Social Security offset only for benefits attributable to service before 1989. No benefits are payable under the plans unless a participant has at least five years of service.

    On April 30, 1997, the Board approved the amendment of the Supplemental Executive Retirement Plan to provide for a vesting schedule which is the same as that set forth in the Company's qualified defined benefit plan and for immediate vesting of benefits thereunder upon a Change in Control.

MANAGEMENT STOCK PURCHASE PROGRAM

    On March 13, 1997, the Company adopted a Management Stock Purchase Program ("MSPP") pursuant to which certain members of the Company's senior management team and other key employees purchased shares of Shares. Under the terms of the voluntary program, the participants used personal full-recourse loans to exercise options to purchase Shares granted under the 1993 Plan. The Company has agreed to guarantee repayment to the bank in the event of a default by a participant. The Company has also agreed to pay the interest on the loans (net of dividends received on the purchased shares) on behalf of the participants.

    Under the terms of the program, no participant may sell any portion of the purchased Shares unless all principal, interest and prepayment fees, if any, due on the loan have been paid for all sale proceeds are simultaneously applied first to the payment of such amounts. The program also incorporates risk and benefit-sharing provisions. Under these provisions, if any portion of the purchased Shares is sold before the third anniversary of the exercise date, the participant will be responsible for 100% of any loss, and will be entitled to receive 50% of any gain, on that portion of the purchased Shares. On April 30, 1997, the Board approved the amendment of the MSPP to eliminate the provision of the program requiring that a participant forfeit 50% of the gain with respect to Shares purchased thereunder in cases of certain sales in order to eliminate such forfeiture with respect to a sale following, or in connection with, a Change in Control.

STOCK OPTIONS

    Pursuant to a letter agreement, dated July 28, 1997, among the Company, Thyssen and TAQU, all stock options to purchase Shares outstanding immediately prior to the expiration of the Offer, under any stock option, plan, program or arrangement of the Company (collectively, the "Stock Options"), whether or not then vested, were canceled in exchange for a lump-sum cash payment paid by the Company to the holder of such Stock Options, for an amount equal to the excess, if any, of $21 over (b) the exercise price per Share subject to such Stock Option, multiplied by (2) the number of Shares for which such Stock Options had not been exercised. All amounts payable pursuant to the terms described in the preceding sentence are subject to any required withholding of taxes and were paid without interest. The Company agreed in the Merger Agreement to use its best efforts to obtain all consents of the holders of the Stock Options as was necessary to effectuate the foregoing. Employees of the Company received such cash payments immediately prior to consummation of the Offer.

INDEMNIFICATION AND INSURANCE

    Pursuant to the Merger Agreement, Thyssen has agreed that for a period ending not sooner than the sixth anniversary of the consummation of the Merger, the Surviving Corporation will maintain all rights to indemnification existing on the date of the Merger Agreement in favor of the present and former directors, officers, employees and agents of the Company as provided in the Company's Articles of Incorporation and By-laws, in each case as in effect on the date of the Merger Agreement, and that during such period the Articles of Incorporation and By-laws of the Surviving Corporation will not be amended or repealed or otherwise modified in any manner that would adversely affect the rights of indemnity afforded to the present and former directors, officers, employees and agents of the Company unless required by law; provided, that if any claim is asserted within such six-year period, all rights to indemnification in respect of such claim shall continue until disposition of such claim.

    In addition, the Merger Agreement provides that Thyssen and the Surviving Corporation will maintain in effect for five years from the consummation of the Merger the current directors' and officers' liability insurance policies maintained by the Company and its subsidiaries (provided that the Surviving Corporation may substitute policies of substantially the same coverage containing terms and conditions which are no less advantageous) with respect to matters occurring at or prior to the consummation of the Merger, but in no event will Thyssen or the Surviving Corporation be required to pay an annual premium greater than 125% of the last annual premium paid by the Company for such insurance prior to the date thereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The receipt of cash by shareholders of the Company pursuant to the Merger Agreement will be a taxable transaction for Federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign and other tax laws). Accordingly, a shareholder will generally recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the Merger Agreement and the aggregate tax basis in the Shares surrendered by such shareholder and exchanged for cash pursuant to the Merger. Any gain or loss recognized will be capital gain or loss, assuming that the shareholder has held such Shares as capital assets and which will be long-term capital gain or loss if the shareholder's holding period for the Shares exceeds one year. The Taxpayer Relief Act of 1997, which was enacted into law on August 5, 1997, reduces the maximum rate of capital gains of individual taxpayers for capital assets held more than eighteen months.

    THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL THE POTENTIAL TAX EFFECTS RELEVANT THERETO. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM UNDER FEDERAL, STATE, LOCAL OR OTHER TAX LAWS AND THE EFFECT OF RECENT CHANGES IN THE APPLICABLE TAX LAWS.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.

REGULATORY AND OTHER APPROVALS

ANTITRUST

    The HSR Act provides that certain acquisition transactions may not be consummated until information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and to the Pre-merger Notification Office of the Federal Trade Commission (the "FTC") and waiting period requirements have been satisfied. On July 12, 1997, the Company and Thyssen received notice that "early termination" had been granted under the HSR Act, and therefore the waiting period requirements thereunder had been satisfied.

    The German Act Against Restraints of Competition ("AARC") similarly requires that certain information be filed with the German FCO prior to consummation of certain acquisitions. On July 23, 1997, Thyssen received notice that the FCO had completed its review of Thyssen's acquisition of the Company and that Thyssen had clearance to consummate the Offer and to effect the Merger.


    Thyssen is obligated to make a notice filing with the Investment Review Division of Industry Canada (the "IRDC") pursuant to the Investment Canada Act ("ICA") within thirty (30) days after Thyssen acquires a majority interest in the Company. On July 28, 1997, Thyssen made such a notice filing. Thyssen believes that the transaction to acquire control of the Company will not be reviewable under the ICA.


    Under the Exon-Florio amendment to the Defense Production Act of 1950 and the regulations promulgated thereunder ("Exon-Florio"), the President of the United States is authorized to prohibit or suspend acquisitions, mergers or takeovers by foreign persons of persons engaged in interstate commerce in the United States if the President determines, after investigation, that such foreign persons in exercising control of such acquired persons might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate authority to protect national security. Thyssen does not believe that the Offer or the Merger threatens to impair national security of the United States and does not intend to file notice of the proposed transaction.

OTHER FOREIGN LAWS

    The Company also owns property and conducts business in a number of other countries and jurisdictions, including the United Kingdom. In connection with the acquisition of the Shares pursuant to the Offer, the laws of certain foreign countries and jurisdictions required the filing of information with, or the obtaining of the approval of, governmental authorities in such countries and jurisdictions. Any applicable waiting periods associated with such filings or approvals have expired and therefore have been satisfied.

OTHER FEDERAL AND STATE LAWS

    Except for the filing of the Merger Agreement with the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Delaware, there are no federal or state regulatory requirements which remain to be complied with in order for the Merger to be consummated in accordance with the terms of the Merger Agreement.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

GENERAL

    The Company is a Wisconsin corporation with its principal executive offices at 142 Doty Street, Fond du Lac, Wisconsin 54935. The Company is a leading global designer and producer of highly engineered, high-precision, industrial automation systems, including automated machine tools, smart manufacturing systems, flexible transfer lines, assembly automation systems, measuring systems, industrial controls and related products and services. The Company's products are supplied primarily to the automotive, construction, aerospace, defense, appliance, energy and electronics industries and are manufactured at the Company's thirteen facilities located in the United States, Canada, England and Germany.

    Set forth below is certain selected consolidated financial information with respect to the Company's last three fiscal years, as excerpted from the information contained in the Company's 1996 Annual Report on Form 10-K (the "1996 10-K"), as well as the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997 (the "June 1997 10-Q"). More comprehensive financial information is included in the Company's 1996 10-K and June 1997 10-Q and other documents filed by the Company with the Commission. The summary contained in this section is qualified in its entirety by reference to the Company's 1996 10-K and June 1997 10-Q and such other documents and all the financial information (including any related notes) contained therein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    Additional nonfinancial information regarding the Company is also included in the 1996 10-K. Other documents filed by the Company with the Commission are available for inspection, and copies thereof should be obtainable in the manner set forth above in the section entitled "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             GIDDINGS & LEWIS, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                              SIX MONTHS ENDED
                                                         FISCAL YEAR ENDED DECEMBER 31,    ----------------------
                                                       ----------------------------------   JUNE 29,    JUNE 30,
                                                          1996        1995        1994        1997        1996
                                                       ----------  ----------  ----------  ----------  ----------
INCOME STATEMENT DATA:
  Net sales..........................................  $  762,993  $  730,552  $  619,471  $  304,319  $  392,066
  Operating income...................................     (24,315)     38,174      75,826      32,876      33,771
  Net income (loss)..................................     (12,542)      6,455      47,880      18,087      19,695
  Net income (loss) per Share........................  $    (0.37) $     0.19  $     1.40  $     0.57  $     0.57
  Average number of Shares outstanding...............      34,025      34,398      34,284      31,979      34,572


                                                                     AT DECEMBER 31,      AT JUNE 29,  AT JUNE 30,
                                                                  ----------------------  -----------  -----------
                                                                     1996        1995        1997         1996
                                                                  ----------  ----------  -----------  -----------
BALANCE SHEET DATA:
  Total current assets..........................................  $  474,611  $  477,787   $ 394,934    $ 474,611
  Total assets..................................................     811,400     817,591     726,833      811,400
  Total current liabilities.....................................     213,305     182,327     147,712      213,577
  Long-term debt................................................     100,000     100,000     100,000      100,000
  Total shareholders' equity....................................  $  460,823  $  492,541   $ 443,950    $ 460,823

                CERTAIN INFORMATION CONCERNING THYSSEN AND TAQU

    TAQU. TAQU is a Delaware corporation and an indirect wholly-owned subsidiary of Thyssen. TAQU was organized to acquire the Company and has not conducted any unrelated activities since its organization. The principal offices of TAQU are located at 3155 West Big Beaver Road, Troy, Michigan 48007. Other than the Shares purchased pursuant to the Offer, TAQU does not have any significant assets or liabilities and has not engaged in activities other than those incident to its formation and capitalization and the transactions contemplated by the Offer and the Merger.

    THYSSEN. All outstanding shares of capital stock of TAQU are owned by Thyssen. Thyssen is a company organized under the laws of the Federal Republic of Germany (registered in Duisburg), with its principal offices located at August-Thyssen-Strabe 1, 40211 Dusseldorf, Germany. Thyssen is the holding company of the Thyssen Group and owns no Shares. Through its subsidiaries, Thyssen is engaged in three areas of business: Capital Goods and Manufactured Products, Trading and Services and Steel. In addition, Thyssen is engaged in satellite and telecommunications services and has important real estate holdings. The Capital Goods and Manufactured Products Division is engaged in the production of components and systems for the automotive industry, the design and manufacture of elevators and escalators, the production of building and construction-related products and systems, providing systems and plant engineering services and the design, building, repair and service of ships. The Trading and Services Division is engaged in recycling of steel, metals and building materials; numerous waste management services; trading in raw materials such as metals and alloys; and trading and cutting to size of production materials such as steel, nonferrous metals and plastics. Trading and Services' business also includes building and construction products such as plumbing and heating equipment, materials for excavation and subsurface construction, scaffolding and formwork, petroleum trading and international forwarding and logistics involving all modes of transportation and the implementation of turnkey construction projects and industrial complexes throughout the world, as well as technical maintenance. The Steel Division engages in hot metal desulfurization, ladle metallurgy installation and production of various steel products (e.g., Hot Strip, Plate, Sheet/Coated Products, Tailored Products, Tin-/Block Plat, Magnetic Materials, Steel Service, Building Elements, Semi-Finished/Bar/Forged Products, Permanent-Way Material/Sectional Steel, Wire Rod, Wire Processing).

    Set forth below is a summary of certain selected financial information with respect to Thyssen for the fiscal years ended September 30, 1995 and September 30, 1996. Additional information concerning Thyssen is set forth in Thyssen's Annual Report for the fiscal year ended September 30, 1996. Such Annual Report has been filed with the Commission and is available for inspection, and copies thereof should be obtainable in the manner set forth above in the section entitled "AVAILABLE INFORMATION."


    Thyssen's selected historical consolidated financial data included herein have been prepared in accordance with the German Commercial Code ("Handelsgesetzbuch"), which represents generally accepted accounting principles in Germany ("German GAAP"). German GAAP differs in certain significant respects from United States generally accepted accounting principles ("U.S. GAAP"). Thyssen has not determined its financial position or results of operations for any period under U.S. GAAP. A summary of the significant differences between German accounting principles and U.S. GAAP is set forth below under "--Summary of Certain Significant Differences Between German and U.S. GAAP." Thyssen, however, believes that the differences are not material to a decision by a holder of Shares whether to surrender or hold any Shares because any such differences would not affect the ability of Thyssen to pay the Merger Consideration pursuant to the Merger Agreement. The selected consolidated financial data are stated in Deutsche Mark. On August 28, 1997, the WALL STREET JOURNAL reported that, as of August 27, 1997, one U.S. dollar equaled 1.8055 Deutsche Mark.

                           THYSSEN AKTIENGESELLSCHAFT
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
            (IN MILLIONS OF DEUTSCHE MARK, EXCEPT PER SHARE AMOUNTS)


                                                                                         FOR THE FISCAL YEAR
                                                                                         ENDED SEPTEMBER 30,
                                                                                    ------------------------------
                                                                                         1995            1996
                                                                                    --------------  --------------
INCOME STATEMENT DATA:
  Net sales.......................................................................      DM39,122.5      DM38,672.8
  Pretax profit...................................................................         1,026.2           654.0
  Net income......................................................................           775.0           350.0

                                                                                           AT SEPTEMBER 30,
                                                                                    ------------------------------
                                                                                         1995            1996
                                                                                    --------------  --------------
BALANCE SHEET DATA:
  Total assets....................................................................      DM25,069.7      DM25,482.6
  Equity..........................................................................         5,405.0         5,850.2
  Accruals........................................................................         9,782.0        10,025.3
  Liabilities.....................................................................         9,874.0         9,601.2

    The following represents, in the opinion of management of Thyssen, the significant differences that would affect the determination of consolidated net income and stockholders' equity of Thyssen for the periods for which the consolidated financial statements have been represented herein.

    GOODWILL AND BUSINESS ACQUISITIONS. In accordance with German GAAP, the difference between the purchase price and fair value of net assets acquired as part of a business combination (goodwill) may be charged directly to partners' equity which has been practiced until 1992--or capitalized and amortized through the statements of operations over its useful life, which has been practiced since 1993 with an amortization period of 15 years. Under U.S. GAAP, goodwill must be capitalized and amortized through the statement of operations over its useful life not to exceed 40 years.

    FIXED TANGIBLE ASSETS. In general, German companies depreciate fixed tangible assets (property, plant and equipment) through the statement of operations based upon depreciation rates prescribed by German tax law. Under U.S. GAAP, tangible fixed assets are depreciated either on a straight-line or accelerated basis through the statement of operations over their expected useful life. Such differences would generally result in an entity reporting a lower net book value for tangible fixed assets under German GAAP than under U.S. GAAP.

    CAPITALIZATION OF INTEREST. Under German GAAP only under limited circumstances is the capitalization of interest on capital expenditures permitted. Under U.S. GAAP, interest incurred as part of the cost of constructing fixed assets is required to be capitalized and amortized over the life of the assets.

    LEASING. U.S. GAAP contains prescriptive rules for determining whether a lease must be accounted for as an operating or capital lease. Such rules differ from those used in German GAAP.

    PROVISIONS. Under U.S. GAAP, a provision may be recorded only for a liability to a third party that is probable and reasonably estimable. Under German GAAP, provisions are also permitted for uncertain liabilities and accrued internal costs.

    PENSIONS AND SIMILAR OBLIGATIONS. Under German GAAP, pension costs and similar obligations including postretirement benefits are accrued over the service lives of the employees based upon actuarial studies using the entry age method as defined in the German tax code. U.S. GAAP requires that a different actuarial method (the projected unit credit method) with different assumptions be used.

    FOREIGN CURRENCY. Under German GAAP, receivables and payables stated in foreign currency are translated at each balance sheet date into German local currency at the lower of the currency exchange rate on the transaction date or the balance sheet date. Under U.S. GAAP, assets and liabilities denominated in a foreign currency are recorded at balance sheet dates with any resulting gain or loss recognized in the income statement.

    DEFERRED TAXES. Under German GAAP, deferred tax assets and liabilities are generally recognized on a net basis and to the extent that the entity is in a net deferred tax asset position the deferred tax asset is generally not recognized. Further, the deferred tax benefit of net operating loss carryforwards is generally not recognized until realized. Under U.S. GAAP, deferred taxes are provided in the period of origination for all temporary differences including net operating loss carryforwards where it is more likely than not that the tax benefit will be realized in future periods, based upon enacted tax rates.

                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the Merger. This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Annex I. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

THE OFFER


    The Merger Agreement provides for the commencement of the Offer. TAQU commenced the Offer on June 18, 1997. The Offer expired on July 30, 1997. At such time, TAQU accepted for payment and purchased approximately 29,419,723 Shares validly tendered and not withdrawn. This amount represents approximately 95% of the issued and outstanding Shares.


THE MERGER


    Subsequent to the consummation of the Offer, the Merger Agreement provides that if required under applicable law, the Merger will be submitted for approval by the holders of a majority of the outstanding Shares. TAQU intends to vote all of its Shares in favor of the Merger. Accordingly, as TAQU has acquired approximately 95% of the outstanding Shares pursuant to the Offer, TAQU may, without the vote of any holder of Shares, adopt the Merger Agreement and approve the Merger.



    As promptly as practicable after the satisfaction or waiver of the conditions described below, TAQU will be merged with and into the Company. As a result of the Merger, the separate corporate existence of TAQU will cease and the Company will continue as the Surviving Corporation and will become an indirect wholly-owned subsidiary of Thyssen. In addition, the directors of TAQU immediately prior to the consummation of the Merger will be the initial directors of the Surviving Corporation and the officers of the Company immediately prior to the consummation of the Merger will be the initial officers of the Surviving Corporation. Upon consummation of the Merger, the certificate of incorporation of TAQU will become the articles of incorporation of the Surviving Corporation and the by-laws of TAQU will become the by-laws of the Surviving Corporation.


    In the Merger, each issued and then outstanding Share (other than Shares held by the Company or owned by TAQU and dissenting shareholders) shall be automatically converted into, and exchanged for, the right to receive $21 in cash, without interest thereon.

CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

    The Merger Agreement provides that the respective obligations of each party to consummate the Merger, among other things, is subject to the satisfaction of the following conditions: (1) the shareholders of the Company shall have approved the Merger Agreement in accordance with the articles of incorporation of the Company and applicable law, (2) no statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction shall be in effect which prohibits the Merger and the transactions contemplated thereby consummation of the Merger; provided, however, that prior to invoking such condition, each of the parties shall have used its best efforts to have such decree, ruling or injunction vacated, (3) all governmental consents, orders or approvals required to consummate the Merger have been obtained and are effective, with such exceptions as would not reasonably be expected to have a material adverse effect on Thyssen or its subsidiaries, taken as a whole, (4) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired and (5) TAQU shall have purchased at least a majority of the outstanding Shares pursuant to the Offer. The conditions set forth in clauses (3), (4) and (5) have been satisfied, and the condition set forth in clause (1) will be satisfied by TAQU voting its Shares to approve and adopt the Merger Agreement. Therefore, only the condition set forth in clause (2) relating to legal actions has not presently been satisfied.

EFFECTIVE TIME

    The Merger will become effective upon the latest to occur of (i) the filing of the articles of merger with the Department of Financial Institutions of the State of Wisconsin in accordance with the WBCL, (ii) the date on which the certificate of merger is filed with the Secretary of State of the State of Delaware, or (iii) such later date as is agreed upon by the parties and specified in such articles of merger and certificate of merger. The time of such effectiveness is hereinafter referred to in this Information Statement as the "Effective Time."

ACQUISITION PROPOSALS

    The Company has agreed that neither it nor any of its subsidiaries nor any of the respective officers and directors of the Company and its subsidiaries shall, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity of the Company or any of its subsidiaries (an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions or negotiations with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

    None of the foregoing shall prohibit the Company or its Board of Directors from (A) complying with Rules 14d-9 and 14e-2 under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to an unsolicited bona fide Acquisition Proposal if the Board of Directors takes reasonable steps to protect the confidentiality of such information; (C) engaging in negotiations with any person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the Company's shareholders if (1) in the case of clauses (B), (C) and (D) above, the Company reasonably determines in good faith based upon the advice of outside legal counsel that such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties and (2) in the case of clauses (C) and (D) above, the Board of Directors of the Company determines in good faith that the Acquisition Proposal is financially superior to the transaction contemplated by the Merger Agreement.

TERMINATION AND TERMINATION FEE

    The Merger Agreement provides that it may be terminated and the Merger may be abandoned at any time prior to the Effective Time: (a) by mutual written consent of Thyssen and the Company; (b) by Thyssen or the Company if (i) any governmental body or regulatory authority of the United States of America or the Federal Republic of Germany shall have commenced or provided formal notice of legal action with respect to the transactions contemplated by the Merger Agreement or (ii) TAQU shall not have purchased Shares pursuant to the Offer on or before December 31, 1997; or (c) by the Company if based on the advice of outside legal counsel that such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, the Board of Directors enters into an agreement to accept a more financially favorable Acquisition Proposal (the "Superior Proposal"), gives written notice to Thyssen of an intention to enter such agreement, and within two business days of such written notice Thyssen does not agree to amend the Merger Agreement such that its terms are determined in good faith by the Company's Board of Directors (after consultation with its financial advisors) to be as favorable financially to the shareholders of the Company as such Superior Proposal and, prior to termination, the Company pays to Thyssen the Termination Fee and Expense Reimbursement described below; (d) by the Company if TAQU has not commenced the Offer within five business days following the date of public announcement of the Offer or has terminated the Offer without purchasing Shares, or if there is a material breach by TAQU or Thyssen of any of their representations, warranties or covenants contained in the Merger Agreement that is not curable (or if curable, that is not cured within 30 days of notice); (e) by Thyssen, if (i) the Board of Directors of the Company has withdrawn, adversely modified or not reconfirmed its approval (within five business days of a written request to do so) of the Merger Agreement, (ii) there has been a material breach by the Company of any of its representations, warranties or covenants contained in the Merger Agreement that is noncurable (or if curable that is not cured within 30 days of notice), (iii) on a scheduled expiration date all conditions to TAQU's obligation to accept for payment and pay for shares other than the Minimum Condition have been satisfied or waived and TAQU terminates Offer without purchasing Shares pursuant to the Offer (provided that the satisfaction or waiver of all other conditions shall have been publicly disclosed at least five business days before termination of the Offer), or (iv) TAQU shall have otherwise terminated the Offer in accordance with the Merger Agreement without purchasing Shares.

    In the event of the termination of the Merger Agreement and abandonment of the Offer, the Merger Agreement provides that it will become void and there will be no liability thereunder on the part of any party except under the provisions of the Merger Agreement related to fees and expenses described below and under certain other provisions of the Merger Agreement which survive termination.

    The Merger Agreement provides that if it is terminated by Thyssen or TAQU upon the Company's entry into an agreement that constitutes a financially Superior Proposal, or the Board of Directors of the Company shall have withdrawn, adversely modified or failed to reconfirm their recommendation of the Merger (within five business days of a written request to do so), then within no later than two days after the date of such termination, the Company will pay Thyssen a termination fee of $20 million (the "Termination Fee"), as well as reimburse Thyssen and TAQU for expenses and fees up to $3 million incurred in connection with the Merger Agreement (the "Expense Reimbursement").

    In addition, if the Merger Agreement is terminated by Thyssen because TAQU has terminated the Offer due to a failure to satisfy the Minimum Condition when all other conditions have been satisfied or waived, or by the Company if TAQU terminated the Offer without purchasing Shares, and within one year after such termination either (x) the Company enters into an agreement to merge with another company (except where the shareholders of the Company will acquire more than 50% of the voting shares of such surviving corporation) or enters into an agreement where more than 50% of the voting securities are acquired by another person, or where new voting securities are issued to another person or the shareholders of another company which aggregate more than 50% of the outstanding voting securities of the Company, or (y) another person acquires more than 50% of the Shares, no later than two days after the date of such occurrences the Company shall pay Thyssen the Termination Fee and Expense Reimbursement.

BEST EFFORTS

    Subject to the provisions of the Merger Agreement, the Company, Thyssen and TAQU have agreed to use their respective best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third-party authorizations, approvals, consents or waivers, including, without limitation, pursuant to the HSR Act and the AARC, required in order to consummate the transaction contemplated by this Agreement, including, without limitation, the Offer and the Merger.

CONDUCT OF BUSINESS BY THE COMPANY

    The Merger Agreement provides that from the date thereof until the Effective Time, each of the Company and its significant subsidiaries shall conduct its operations in accordance with its ordinary and usual course of business consistent with past practice. Prior to the Effective Time, neither the Company nor its significant subsidiaries shall, without the prior written consent of Thyssen or as specifically set forth in the Merger Agreement: (a) amend its Articles of Incorporation or By-laws or alter in any fashion the corporate structure or ownership of any subsidiary of the Company; (b) except for shares to be issued or delivered pursuant to the Company's Option Plans, issue, deliver, sell, dispose of, pledge or otherwise encumber (1) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, options, warrants, calls, commitments or any other agreements to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (2) any other securities in lieu of Shares outstanding on the date thereof; (c) except pursuant to the Company's stock-based employee benefit plans, redeem, purchase or otherwise acquire, any of its outstanding Shares; (d) split, combine or reclassify any Shares or declare, set aside or pay any dividend or distribution in respect of its Shares or redeem or otherwise make any payments to shareholders other than regular quarterly cash dividends not in excess of $0.03 per Share (except for dividends by a wholly owned subsidiary of the Company); (e) make any material acquisition or disposition of assets or securities; (f) incur any indebtedness or make loans or capital contributions to any other person, other than to the Company or any of its wholly-owned subsidiaries; (g) grant any material increases in the compensation of any of its directors, officers, or key employees; (h) become obligated under any new pension, welfare, or similar plan, which was not currently in existence, or amend such plan in a way that materially enhances its benefit, unless as required by law; (i) make any material change in accounting or tax accounting policies and procedures (unless required by law, regulation or GAAP); (j) adopt a plan of liquidation, merger, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries; (k) pay or agree to pay any employee benefit not contemplated by any currently existing plans to any past or present director or officer of the Company or enter into any new or materially amend any existing employment or severance agreement with such person; (l) authorize or make any individual capital expenditure in excess of $1,000,000 or $15,000,000 in the aggregate; (m) settle any material claims, waive or assign any material claims, or modify or terminate any of its material contracts; (n) except as required by law, make any tax election or terminate any insurance policy naming it as a beneficiary or a loss payable payee; (o) alter the Rights Agreement in any manner adverse to any party's ability to consummate the transactions contemplated by this Agreement; or (p) authorize or enter into any contract, agreement or arrangement to do any of the foregoing.

FEES AND EXPENSES

    The parties have agreed in the Merger Agreement that, except with respect to expenses incurred in connection with the termination of the Merger Agreement (as previously described), whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

BOARD OF DIRECTORS

    The Merger Agreement provides that, subject to Section 14(f) of the Exchange Act and Rule 14e-1 promulgated thereunder, after the consummation of the Offer, either (i) a majority of the members of the Board of Directors of the Company will resign, and the remaining Board members shall fill the positions vacated with persons designated by Thyssen, or (ii) the size of the Board of Directors of the Company will be expanded and vacant seats filled with persons designated by Thyssen so that, in either case, a majority of the members of the Board of Directors of the Company are persons designated by Thyssen; provided, however, that, in the event Thyssen's designees are to be appointed or elected to the Company Board of Directors, until the Effective Time of the Merger, the Board of Directors of the Company will have at least three directors who were directors prior to the expiration of the Offer.

                           SOURCE AND AMOUNT OF FUNDS


    Thyssen has estimated that the total amount of funds required by TAQU to purchase all of the outstanding Shares pursuant to the Offer and the Merger, and to pay related fees and expenses, will be approximately $675,000,000. Of such amount, approximately $617,814,183 was used to purchase Shares tendered pursuant to the Offer. The funding of the Offer was and the funding of the Merger will be obtained from working capital of Thyssen or one of Thyssen's affiliates.

                        PRICE RANGE OF SHARES; DIVIDENDS

    The Shares are listed on the Nasdaq National Market under the symbol GIDL. The following table sets forth, for the fiscal quarters indicated, the high and low last reported sales prices for the Shares on the Nasdaq National Market, based upon public sources:


                                                                           CASH
                                                                         DIVIDEND
FISCAL YEAR                                        HIGH        LOW         PAID
-----------------------------------------------  --------   ---------   -----------
Fiscal Year Ended December 31, 1995:
  First Quarter................................  $17 1/4    $14 5/8     $  .03
  Second Quarter...............................   18 7/8     15 1/8        .03
  Third Quarter................................   18 1/2     16            .03
  Fourth Quarter...............................   17 3/8     14 7/8        .03
Fiscal Year Ended December 31, 1996:
  First Quarter................................   19 9/16    14 3/4        .03
  Second Quarter...............................   19 1/8     16 1/8        .03
  Third Quarter................................   16         10 3/4        .03
  Fourth Quarter...............................   14         11 3/8        .03
Fiscal Year Ended December 31, 1997:
  First Quarter................................   14 7/8     12 47/64      .03
  Second Quarter...............................   21 1/4     12 5/8        .03
  Third Quarter (through August 28, 1997)......   21 1/16    20 7/8



    On June 11, 1997, the last full trading day prior to the public announcement of the terms of the Offer and the Merger, the reported closing price of the Shares on the Nasdaq National Market was $19 per Share. On June 17, 1997, the last full trading day prior to the commencement of the Offer, the reported closing price of the Shares on the Nasdaq National Market was $20 11/16 per Share, and on August 28, 1997, the last trading day prior to the printing of this Information Statement, the reported closing sale price of the Shares on the Nasdaq National Market was $20 7/8 per Share.


    SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

            PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT


    According to information available to the Company, as of the Record Date, Thyssen and TAQU and their respective affiliates, beneficially own approximately 29,419,723 Shares, or approximately 95% of the Shares. All current executive officers and directors of the Company tendered their Shares pursuant to the Offer.

                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Thyssen is not subject to the informational reporting requirements of the Exchange Act and, accordingly, does not file Exchange Act reports with the Commission relating to its business, financial condition or other matters. The Tender Offer Statement on Schedule 14D-1, as amended (the "Schedule 14D-1") filed by Thyssen and TAQU, in connection with the Offer and the Solicitation/Recommendation Statement on Schedule 14D-9, as amended (the "Schedule 14D-9") filed by the Company in connection with the Offer, as well as such reports, proxy statements and other information filed by the Company and Thyssen's Annual Report for the fiscal year ended September 30, 1996 filed by Thyssen, may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and are available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site on the World Wide Web at /http:/www.sec.gov> that contains reports, proxy statements and other information.


    In addition to information provided in the Schedule 14D-1 filed by Thyssen and TAQU, the information contained in this Information Statement concerning Thyssen and TAQU has been furnished to the Company by Thyssen, and the Company assumes no responsibility for the accuracy or completeness of such information.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company incorporates by reference herein the following documents filed with the Commission pursuant to the Exchange Act:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    2.  The Company's Current Report on Form 8-K dated June 12, 1997; and

    3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997.

    All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Information Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

    THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO GIDDINGS & LEWIS, INC., 142 DOTY STREET, FOND DU LAC, WISCONSIN 54935 (TELEPHONE NUMBER (414) 921-4100), ATTENTION: SECRETARY.

                                                                         ANNEX I


                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                          THYSSEN AKTIENGESELLSCHAFT,
                                   TAQU, INC.
                                      AND
                             GIDDINGS & LEWIS, INC.
                                 JUNE 11, 1997

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   -----
                                                         ARTICLE I

                                                         THE OFFER
     1.1   The Offer..........................................................................................           1
     1.2   Company Action.....................................................................................           2

                                                        ARTICLE II

                                            THE MERGER; EFFECTIVE TIME; CLOSING
     2.1   The Merger.........................................................................................           3
     2.2   Effective Time.....................................................................................           3
     2.3   Closing............................................................................................           3

                                                        ARTICLE III

                                                   SURVIVING CORPORATION
     3.1   Articles of Incorporation..........................................................................           4
     3.2   By-Laws............................................................................................           4
     3.3   Directors..........................................................................................           4
     3.4   Officers...........................................................................................           4

                                                  ARTICLE IV

                               MERGER CONSIDERATION; CONVERSION OR CANCELLATION
                                           OF SHARES IN THE MERGER
     4.1   Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger.............           4
     4.2   Shareholders' Meeting..............................................................................           4
     4.3   Payment for Shares in the Merger...................................................................           5
     4.4   Transfer of Shares After the Effective Time........................................................           6
     4.5   Stock Options......................................................................................           6

                                                         ARTICLE V

                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     5.1   Corporate Organization and Qualification...........................................................           6
     5.2   Capitalization.....................................................................................           7
     5.3   Authority Relative to This Agreement...............................................................           7
     5.4   Consents and Approvals; No Violation...............................................................           7
     5.5   SEC Reports; Financial Statements..................................................................           8
     5.6   Absence of Certain Changes or Events...............................................................           9
     5.7   Litigation and Liabilities.........................................................................           9
     5.8   Information Supplied...............................................................................           9
     5.9   Taxes..............................................................................................           9
     5.10  Employee Benefit Plans; Labor Matters..............................................................          10
     5.11  Environmental Laws and Regulations.................................................................          12
     5.12  Brokers and Finders................................................................................          12
     5.13  Opinions of Financial Advisors.....................................................................          12
     5.14  Compliance with Laws; Permits......................................................................          12
     5.15  Takeover Statutes..................................................................................          13
     5.16  Labor Matters......................................................................................          13
     5.17  Insurance..........................................................................................          13
     5.18  Intellectual Property..............................................................................          13
     5.19  Rights Plan........................................................................................          14

                                                                                                                   PAGE
                                                                                                                   -----
                                                        ARTICLE VI

                                    REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO
     6.1   Corporate Organization and Qualification...........................................................          14
     6.2   Authority Relative to This Agreement...............................................................          14
     6.3   Consents and Approvals: No Violation...............................................................          15
     6.4   Financing..........................................................................................          15

                                                        ARTICLE VII

                                            ADDITIONAL COVENANTS AND AGREEMENTS
     7.1   Conduct of Business of the Company.................................................................          15
     7.2   Acquisition Proposals..............................................................................          17
     7.3   Approvals and Consents; Cooperation................................................................          18
     7.4   Further Assurances.................................................................................          18
     7.5   Access to Information..............................................................................          18
     7.6   Publicity..........................................................................................          18
     7.7   Indemnification of Directors and Officers..........................................................          19
     7.8   Employees..........................................................................................          19
     7.9   Notification of Certain Matters....................................................................          20
     7.10  Company Board......................................................................................          20

                                                       ARTICLE VIII

                                         CONDITIONS TO CONSUMMATION OF THE MERGER
     8.1   Conditions to Each Party's Obligations to Effect the Merger........................................          21

                                                        ARTICLE IX

                                              TERMINATION; AMENDMENT; WAIVER
     9.1   Termination by Mutual Consent......................................................................          21
     9.2   Termination by Either Parent or the Company........................................................          21
     9.3   Termination by the Company.........................................................................          21
     9.4   Termination by Parent..............................................................................          22
     9.5   Effect of Termination and Abandonment..............................................................          22
     9.6   Extension; Waiver..................................................................................          23

                                                         ARTICLE X

                                                 MISCELLANEOUS AND GENERAL
    10.1   Payment of Expenses................................................................................          23
    10.2   Survival of Representations and Warranties; Survival of Confidentiality............................          23
    10.3   Modification or Amendment..........................................................................          24
    10.4   Waiver of Conditions...............................................................................          24
    10.5   Counterparts.......................................................................................          24
    10.6   Governing Law......................................................................................          24
    10.7   Notices............................................................................................          24
    10.8   Entire Agreement; Assignment.......................................................................          25
    10.9   Parties in Interest................................................................................          26
    10.10  Certain Definitions................................................................................          26
    10.11  Obligation of Parent...............................................................................          26
    10.12  Validity...........................................................................................          26
    10.13  Captions...........................................................................................          26

                                                          ANNEX A
           ANNEX A............................................................................................         A-1

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 11, 1997, by and among Thyssen Aktiengesellschaft, a stock corporation organized under the laws of Germany ("Parent"), TAQU, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Newco"), and Giddings & Lewis, Inc., a Wisconsin corporation (the "Company").

                                    RECITALS

    WHEREAS, the Board of Directors of the Company, has, subject to the conditions of this Agreement, unanimously determined that each of the Offer and the Merger (each as defined below) is in the best interests of the shareholders of the Company and approved and adopted this Agreement and the transactions contemplated hereby; and

    WHEREAS, in furtherance thereof, it is proposed that Newco shall make a tender offer (the "Offer") to acquire all of the outstanding shares (the "Shares") of Common Stock, par value $.10 per share (the "Company Common Stock"), of the Company, together with the associated Rights (as hereafter defined), at a price of $21 per Share (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount"), net to the seller in cash, in accordance with the terms and subject to the conditions of this Agreement; and

    WHEREAS, Parent, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, Parent, Newco and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE OFFER

    1.1  THE OFFER.

        (a) Provided that this Agreement shall not have been terminated in accordance with Article IX, Newco shall commence the Offer not later than the fifth business day from and including the date of initial public announcement of this Agreement. Newco shall accept for payment Shares which have been validly tendered and not withdrawn pursuant to the Offer at the earliest time following expiration of the Offer that all conditions to the Offer shall have been satisfied or waived by Newco. The obligation of Newco to accept for payment, purchase and pay for Shares tendered pursuant to the Offer shall be subject only to such conditions and to the further condition that a number of Shares representing not less than a majority of the Shares then outstanding on a fully diluted basis shall have been validly tendered and not withdrawn prior to the final expiration date of the Offer (the "Minimum Condition"). Unless previously approved by the Company in writing, no change in the Offer may be made (i) which decreases the price per Share payable in the Offer, (ii) which changes the form of consideration to be paid in the Offer, (iii) which reduces the maximum number of Shares to be purchased in the Offer or the Minimum Condition, (iv) which imposes conditions to the Offer in addition to those set forth in Annex A hereto or which modifies the conditions set forth in Annex A in a manner adverse to the holders of Shares or (v) which amends any other term of the Offer in a manner adverse to the holders of the Shares. Notwithstanding the foregoing, Newco may, without the consent of the Company, (i) extend the Offer on one or more occasions for up to ten business days for each such extension beyond the then scheduled expiration date (the initial scheduled expiration date being 20 business days following commencement of the Offer), if at the then scheduled expiration date of the Offer any of the conditions to Newco's obligation to accept for payment and pay for the Shares shall not be satisfied or waived, until such time as such conditions are satisfied or waived (and, at the request of the Company, Newco shall, subject to Parent's right to terminate this Agreement pursuant to Article IX, extend the Offer for additional periods, unless the only conditions not satisfied or earlier waived on the then scheduled expiration date are one or more of the Minimum Condition and the conditions set forth in paragraphs (b) and (e) of Annex A hereto, provided that (x) if the only condition not satisfied is the Minimum Condition, the satisfaction or waiver of all other conditions shall have been publicly disclosed at least five business days before termination of the Offer and (y) if paragraph (b) of Annex A hereto has not been satisfied and the failure to so satisfy can be remedied, the Offer shall not be terminated unless the failure is not remedied within 30 calendar days after Parent has furnished the Company written notice of such failure), (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (iii) extend the Offer for an aggregate period of not more than 5 business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence if there shall not have been tendered sufficient Shares so that the Merger could be effected without a meeting of the Company's shareholders in accordance with Section 180.1104 of the Wisconsin Business Corporation Law (the "BCL"). Subject to the terms and conditions of the Offer and this Agreement, Newco shall, and Parent shall cause Newco to, pay for all Shares validly tendered and not withdrawn pursuant to the Offer that Newco becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

        (b) As soon as practicable on the date of commencement of the Offer, Newco shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with any supplement or amendments thereto, the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. Parent, Newco and the Company each agree promptly to correct any information provided by them for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Newco further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. To the extent practicable, the Company and its counsel shall be given an opportunity to review and comment upon the Offer Documents and any amendments thereto prior to the filing thereof with the SEC.

    1.2  COMPANY ACTION.

        (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors, including all of the disinterested directors, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and that such approval constitutes approval of the Offer, this Agreement and the Merger for purposes of Section 180.1141 of the BCL, and (ii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares thereunder to Newco and approve and adopt this Agreement and Merger; provided, that such recommendation may be withdrawn, modified or amended if, the Company reasonably determines in good faith, based on the advice of outside legal counsel to the Company, that such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law. The Company consents to the inclusion of such recommendation and approval in the Offer Documents.

        (b) The Company hereby agrees to file with the SEC as soon as practicable on the date of commencement of the Offer a Solicitation/ Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") containing the recommendation described in Section 1.2(a). The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws. The Company, Parent and Newco each agree promptly to correct any information provided by them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws. Notwithstanding anything to the contrary in this Agreement, the Board of Directors may withdraw, modify or amend its recommendation if the Company reasonably determines in good faith, based on the advice of outside legal counsel to the Company, that such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law. To the extent practicable, Parent and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC.

        (c) In connection with the Offer, the Company will promptly furnish Parent and Newco with mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Newco with such additional information and assistance (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) as Newco or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Newco and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

                                   ARTICLE II
                      THE MERGER; EFFECTIVE TIME; CLOSING

    2.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2), the Company and Newco shall consummate a merger (the "Merger") in which (a) Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Wisconsin, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in Section 180.1106 of the BCL and Section 259 of the Delaware General Corporation Law (the "DGCL").

    2.2 EFFECTIVE TIME. Parent, Newco and the Company will cause appropriate Articles of Merger (the "Articles of Merger") and an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed on the date of the Closing (as defined in Section 2.3) (or on such other date as Parent and the Company may agree) as provided in the BCL and the DGCL. The Merger shall become effective upon the latest to occur of (i) the date on which the Articles of Merger have been received for filing by the Department of Financial Institutions of the State of Wisconsin, (ii) the date on which the Certificate of Merger is filed with the Secretary of State of the State of Delaware, or (iii) such later date as is agreed upon by the parties and specified in the Articles of Merger and Certificate of Merger, and the time of such effectiveness is hereinafter referred to as the "Effective Time."

    2.3  CLOSING.  The closing of the Merger (the "Closing") shall take place
(a) at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois, at 10:00 a.m., local time, on the first business day following the date on which the last of the conditions set forth in
Article VIII hereof shall be fulfilled or waived in accordance with this Agreement or (b) at such other place, time and date as Parent and the Company may agree.

                                  ARTICLE III
                             SURVIVING CORPORATION

    3.1 ARTICLES OF INCORPORATION. The Articles of Incorporation (the "Articles of Incorporation") of Newco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

    3.2 BY-LAWS. The By-Laws of Newco, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

    3.3 DIRECTORS. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.

    3.4 OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.

                                   ARTICLE IV
              MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
                              SHARES IN THE MERGER

    4.1 SHARE CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or capital stock of
Newco:

        (a) Each Share, together with any preferred stock purchase rights (the "Rights"), issued pursuant to the Rights Agreement, dated as of August 23, 1995, by and between the Company and Firstar Trust Company, as Rights Agent (the "Rights Agreement"), that are issued and outstanding immediately prior to the Effective Time (other than Shares (and Rights) owned by Parent, Newco or any direct or indirect wholly owned subsidiary of Parent (collectively, "Parent Companies") or any of the Company's direct or indirect wholly owned subsidiaries or shares held in the treasury of the Company) shall, by virtue of the Merger and without any action on the part of Newco, the Company or the holder thereof, be cancelled and extinguished and converted into the right to receive, pursuant to Section 4.3, the Per Share Amount in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, less any required withholding of taxes, upon the surrender of the certificate formerly representing such Share.

        (b) Each Share issued and outstanding and owned by any of the Parent Companies or any of the Company's direct or indirect wholly owned subsidiaries or authorized but unissued shares held by the Company immediately prior to the Effective Time shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

        (c) Each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    4.2 SHAREHOLDERS' MEETING. (a) The Company, acting through the Board of Directors, shall, if required by applicable law:

           (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Shareholders Meeting"), to be held as soon as practicable after Newco shall have purchased

       Shares pursuant to the Offer, for the purpose of considering and taking action upon this Agreement;

           (ii) include in the Proxy Statement the recommendation of the Board of Directors that shareholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby unless the Company reasonably determines in good faith, based on the advice of outside legal counsel to the Company, that excluding such recommendation is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law; and

           (iii) use all reasonable efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent and Newco, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the expiration or termination of the Offer and (b) obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby unless, the Company reasonably determines in good faith, based on the advice of outside legal counsel to the Company, that not taking any such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law.

    At such meeting, Parent, Newco and their affiliates will vote all Shares owned by them in favor of approval of this Agreement and the transactions contemplated hereby.

        (b) Notwithstanding the foregoing, in the event that Newco shall acquire at least 90 percent of the then outstanding Shares, the parties hereto agree, at the request of Newco, subject to Article VIII, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 180.1104 of the BCL, as soon as reasonably practicable after such acquisition, without a meeting of the shareholders of the Company.

    4.3 PAYMENT FOR SHARES IN THE MERGER. The manner of making payment for Shares in the Merger shall be as follows:

        (a) At the Effective Time, Parent shall make available to J.P. Morgan & Co. Inc. (the "Exchange Agent"), or such other exchange agent selected by Parent and reasonably acceptable to the Company, for the benefit of the holders of Shares, the funds necessary to make the payments contemplated by
    Section 4.1 (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

        (b) As soon as reasonably practicable, after the Effective Time, the Exchange Agent shall mail to each holder of record (other than holders of certificates representing Shares referred to in Section 4.1(b)) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Shares represented by such Certificates the Merger Consideration, without any interest thereon, less any required withholding of taxes, and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, such Certificates shall represent solely the right to receive the Merger Consideration with respect to each of the Shares represented thereby. If payment is to be made to a person other than the person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 4.3(b), each Certificate (other than Certificates representing Shares referred to in Section 4.1(b)) shall represent for all purposes only the right to receive, for each Share represented thereby, the Merger Consideration.

        (c) Any portion of the Exchange Fund made available to the Exchange Agent which remains unclaimed by the former shareholders of the Company one year after the Effective Time shall be delivered to Thyssen Holding Corporation, the direct parent company of Newco, upon demand of Parent, and any former shareholders of the Company shall thereafter look only to Thyssen Holding Corporation for payment of their claim for the Merger Consideration for the Shares.

    4.4 TRANSFER OF SHARES AFTER THE EFFECTIVE TIME. No transfers of Shares shall be made on the stock transfer books of the Company after the Effective Time.

    4.5  STOCK OPTIONS.

        (a) Each option granted to a Company employee, consultant or director to acquire shares of Company Stock ("Option") that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, with respect to which, as of the Effective Time, the Per Share Amount exceeds the exercise price per share shall, effective as of immediately prior to the Effective Time, be cancelled in exchange for a single lump sum cash payment equal to the product of (1) the number of shares of Company Common Stock subject to such Option and (2) the excess of the Per Share Amount over the exercise price per share of such Option.

        (b) Each Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, effective as of the Effective Time, with respect to which, as of the Effective Time, the Per Share Amount does not exceed the exercise price per share shall, effective as of immediately prior to the Effective Time, be cancelled and no payments shall be made with respect thereto.

        (c) Prior to the Effective Time, the Company shall use all reasonable efforts to obtain any consents from holders of Options as are necessary to give effect to the provisions of paragraphs (a) and (b) of this Section 4.5.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Newco that:

    5.1 CORPORATE ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries (as defined in Section 10.10) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing is not reasonably likely to have a Material Adverse Effect (as defined in Section 10.10). Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. The Company has heretofore made available to Parent complete and correct copies of its and its Significant Subsidiaries' Articles of Incorporation and By-Laws or other organizational documents as in effect on the date hereof. Schedule 5.1 contains a correct and complete list of each jurisdiction where the Company and each of its Significant Subsidiaries is organized and qualified to do business.

    5.2 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 70,000,000 shares of Company Common Stock which, as of June 6, 1997, 31,043,365 Shares were issued and outstanding and (ii) 3,000,000 shares of Class A Preferred Stock, par value $.10 share (the "Preferred Stock"), none of which is issued or outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the BCL and judicial interpretations thereof). As of June 6, 1997, (i) 1,643,483 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options pursuant to the Option Plans, and (ii) 700,000 shares of Preferred Stock were reserved for issuance in connection with the Rights. Except as set forth on
Schedule 5.2, as of the date hereof all outstanding shares of capital stock of the Company's Significant Subsidiaries are owned by the Company or a direct or indirect wholly owned subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth above and on Schedule 5.2 (which includes a correct and complete list of each outstanding option to purchase Shares, including the holder, date of grant, exercise price and number of Shares subject thereto), there are not, as of the date hereof, any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Company or any of its Significant Subsidiaries is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Significant Subsidiaries. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

    5.3  AUTHORITY RELATIVE TO THIS AGREEMENT.

        (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the shareholders of the Company, including Newco, in accordance with the BCL and the Company's Articles of Incorporation). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Newco, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions (including the Offer, the acquisition of Shares pursuant to the Offer and the Merger) contemplated herein in accordance with the terms hereof, including but not limited to, all actions required to (i) render the provisions of Section 180.1141 of the BCL restricting business combinations with "interested stockholders" inapplicable to such transactions and (ii) amend the Rights Agreement to provide that certificates with respect to the Rights will not be distributed and the Rights will not become exercisable as a result of any of the execution of this Agreement, the commencement or consummation of the Offer or the consummation of the Merger.

    5.4 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Articles of Incorporation or By-Laws of the

Company or any of its Significant Subsidiaries; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (iii) the filing of the Articles of Merger pursuant to the BCL and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is authorized to do business, (iv) in connection with any state or local tax which is attributable to the beneficial ownership of the Company's or its subsidiaries' real property, if any (collectively, the "Gains Taxes"), (v) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (vi) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (vii) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any assets, or (viii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not be reasonably likely to, in the aggregate, have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement; (c) except as set forth in Schedule 5.4(c), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its Significant Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not be reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement; or
(d) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.4 are duly and timely obtained or made and, with respect to the Merger, the approval of this Agreement by the Company's shareholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or to any of their respective assets, except for violations which would not in the aggregate be reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Schedule
5.4 set forth a correct and complete list of all agreements, leases, contracts, notes, mortgages, indentures, arrangements or other obligations binding upon the Company or any of its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, except where the failure to obtain such consents or waivers would not in the aggregate be reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

    5.5  SEC REPORTS; FINANCIAL STATEMENTS.

        (a) The Company has filed all periodic reports and other documents required to be filed by it under the Exchange Act with the SEC since April 1, 1996 pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Exchange Act (as such post-April 1, 1996 documents have been amended since the time of their filing, collectively, the "Company SEC Reports"). None of the Company SEC Reports filed prior to the date hereof, including, without limitation, any financial statements or schedules included therein, as of their respective dates or, if amended, as of the date of the last such amendment, contained, and any Company SEC Reports filed subsequent to the date hereof, will not contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, or will be made, not misleading.

        (b) The consolidated balance sheets and the related statements of consolidated income, shareholders' equity and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports filed prior to the date hereof, and to be included in the Company SEC Reports filed on or subsequent to the date hereof, as of their respective filing dates, complied, and will comply, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared, and will be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present, and will present, fairly the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

    5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date hereof, as set forth on Schedule 5.6 or as contemplated by this Agreement, since December 31, 1996 the business of the Company has been carried on only in the ordinary and usual course, and there has not been any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which management of the Company and its Subsidiaries has knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

    5.7 LITIGATION AND LIABILITIES. Except as set forth on Schedule 5.7 or as disclosed in the Company SEC Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of management of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed in the Company SEC Reports, or any other facts or circumstances of which management of the Company and its Subsidiaries has knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, except, in the case of clauses (i) or (ii), for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

    5.8 INFORMATION SUPPLIED. None of the information supplied by the Company in writing for inclusion in the Offer Documents or provided by the Company in the Schedule 14D-9 will, at the respective times that the Offer Documents and the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    5.9 TAXES. Except as set forth on Schedule 5.9, the Company and each of its Subsidiaries (or any consolidated, combined, unitary, aggregate or other similar group for tax purposes of which any of the Company of its Subsidiaries is a member) (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them on or before the date of this Agreement and all such filed material Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party on or before the date of this Agreement, except with respect to matters contested in good faith and have recorded as reserves on the consolidated balance sheets all Taxes which have accrued before the date of this Agreement but which are not yet due and payable; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth on Schedule 5.9, as of the date hereof, there are not pending or, to the knowledge of management of the Company and its Subsidiaries, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. Except as set forth on
Schedule 5.9, there are not, to the knowledge of management of the Company and its Subsidiaries, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect. There are no liens for, or in respect of, Taxes on any of the assets of the Company or its Subsidiaries, except with respect to matters being contested in good faith, other than liens for current Taxes which are not yet due or payable. Except as set forth on Schedule 5.9, neither the Company nor any Subsidiary owes any amount pursuant to any written or unwritten Tax sharing or indemnity agreement, or will have any liability after the date hereof for any amounts due under or in respect of any such agreement. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the last three fiscal years.

    As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

    5.10  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

        (a) All benefit and compensation plans, contracts, policies or arrangements covering current employees or former employees of the Company and its subsidiaries (the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), are listed in Schedule 5.10. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Purchaser.

        (b) Except as set forth on Schedule 5.10, all Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as set forth on Schedule 5.10, each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and management of the Company and its Subsidiaries is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or threatened litigation relating to the Plans. Neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

        (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and the subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

        (d) Except as set forth on Schedule 5.10, all contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements included in the Company SEC Reports. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

        (e) Except as set forth on Schedule 5.10, under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year. The withdrawal liability of the Company and its subsidiaries under each Benefit Plan which is a multiemployer plan to which the Company, any of its subsidiaries or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal", within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $100,000.

        (f) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, except as set forth on Schedule 5.10. The Company and its subsidiaries have, at all times since the effective date of any Benefit Plan providing retiree health and life benefits, reserved the right to amend or terminate any such Benefit Plan at any time and have communicated this right to all participants.

        (g) Except as indicated on Schedule 5.10, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of the subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Benefit Plans.

        (h) All Benefit Plans covering current or former non-U.S. Employees comply in all material respects with applicable local law. The Company and its subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. Employees.

        (i) The Company has made available to Parent all collective bargaining or other labor union contracts to which the Company or any of its Significant Subsidiaries is a party applicable to persons employed by the Company or its Significant Subsidiaries as of the date of this Agreement. As of the date of this Agreement, there is no pending or threatened in writing labor dispute, strike or work stoppage against the Company or any of its subsidiaries which may interfere with the respective business activities of the Company or its subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect.

    5.11  ENVIRONMENTAL LAWS AND REGULATIONS.  Except as disclosed in Schedule
5.11 and except as would not have a Material Adverse Effect: (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) all properties currently owned or operated by the Company or any Subsidiary (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance; (iii) no property formerly owned or operated by the Company or any Subsidiary has been contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (iv) neither the Company nor any Subsidiary is subject to liability for any Hazardous Substance disposal or contamination on any third party property other than for matters that have been fully resolved; (v) neither the Company nor any Subsidiary has caused any release or threat of release of any Hazardous Substance; (vi) neither the Company nor any Subsidiary has received any notice, demand, letter, claim or request for information indicating that it may be in violation of or subject to liability under any Environmental Law other than for matters that have been fully resolved; (vii) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other agreement with any Governmental Entity relating to liability under any Environmental Law; (viii) none of the properties of the Company or any Subsidiary contain any underground storage tanks, asbestos-containing material, or polychlorinated biphenyls; (ix) there are no circumstances or conditions involving the Company or any Subsidiary that could reasonably be expected to result in any claims, liability, costs or restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (x) the Company has made available to Buyer copies of all material environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Company or any Subsidiary or any of their current or former properties or operations. As used herein, the term "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety relating to Hazardous Substances, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to Hazardous Substances. As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; or (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls or radioactive materials or radon.

    5.12 BROKERS AND FINDERS. Except for the fees and expenses payable to Credit Suisse First Boston Corporation, which fees and expenses are reflected in their agreements with the Company, true and complete copies of which have been furnished to Parent, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

    5.13 OPINIONS OF FINANCIAL ADVISORS. The Company has received the opinion of Credit Suisse First Boston Corporation, dated June 8, 1997, to the effect that, as of such date, the cash consideration to be received by the shareholders of the Company pursuant to the Offer and the Merger is fair to such shareholders from a financial point of view.

    5.14 COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the Company SEC Reports filed prior to the date hereof and as set forth on Schedule 5.14, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company SEC Reports filed prior to the date hereof and as set forth on Schedule 5.14, no investigation or review by any

Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of management of the Company and its Subsidiaries, threatened, nor has any Governmental Entity indicated an intention to conduct the same. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

    5.15 TAKEOVER STATUTES. The Board of Directors of the Company has taken all actions required to render the provisions of Section 180.1140 through
Section 180.1144 of the BCL inapplicable to the transactions contemplated by this Agreement, including the Offer and the Merger, pursuant to the terms of this Agreement. The Company has elected, pursuant to its Articles of Incorporation not to be subject to the control share voting restrictions contained in Section 180.1150 of the BCL are inapplicable to the Company.

    5.16 LABOR MATTERS. Except as listed on Schedule 5.16, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of management of the Company and its Subsidiaries, threatened, nor has there been for the past three years, any material labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving directly the Company or any of its Subsidiaries. The Company has previously made available to Parent correct and complete copies of all labor and collective bargaining agreements to which the Company or any of its Subsidiaries is party or by which any of them are otherwise bound.

    5.17 INSURANCE. Schedule 5.17 contains a correct and complete list of all material insurance policies of the Company and its Subsidiaries. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide customary coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are customary in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    5.18 INTELLECTUAL PROPERTY. Except as disclosed in Company SEC Reports filed prior to the date hereof or as set forth on Schedule 5.18,

           (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses valid rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess rights to use that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and to the knowledge of management of the Company and its Subsidiaries all registrations for patents, trademarks, trade names, service marks and copyrights owned by the Company and/or its Subsidiaries are valid and subsisting, except as are not reasonably likely to have a Material Adverse Effect.

           (ii) Except as disclosed in Company SEC Reports filed prior to the date hereof, as set forth on Schedule 5.18 or as is not reasonably likely to have a Material Adverse Effect:

        (A) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Third-Party Intellectual Property Rights");

        (B) no claims against the Company and/or its Subsidiaries with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by the Company or any its Subsidiaries (the "Company Intellectual Property Rights"); (II) any trade secret material to the Company; or (III) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of management of the Company and its Subsidiaries, are threatened by any Person;

        (C) management of the Company and its Subsidiaries does not know of any valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by the Company or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted; (III) challenging the ownership, or validity of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (IV) challenging the license or right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

        (D) to the knowledge of management of the Company and its Subsidiaries, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights material to the Company by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

    5.19 RIGHTS PLAN. The Company has amended the Rights Agreement to provide that Parent shall not be deemed an Acquiring Person (as defined in the Rights Agreement) and that the Rights will not separate from the Shares as a result of entering into this Agreement, commencing or consummating the Offer or consummating the Merger pursuant to the terms of this Agreement.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                   AND NEWCO

    Each of Parent and Newco represent and warrant jointly and severally to the Company that:

    6.1 CORPORATE ORGANIZATION AND QUALIFICATION. Each of Parent and Newco is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing would not have a Material Adverse Effect.

    6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Newco and by Thyssen Holding Corporation as sole shareholder of Newco, and no other corporate proceedings on the part of Parent, Newco and Thyssen Holding Corporation are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Newco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes valid and binding agreements of each of Parent and Newco, enforceable against each of them in accordance with its terms, except that the enforcement hereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

    6.3 CONSENTS AND APPROVALS: NO VIOLATION. Neither the execution and delivery of this Agreement by Parent or Newco nor the consummation by Parent and Newco of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or the By-Laws, respectively, of Parent or Newco; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) in connection with the applicable requirements of the HSR Act, (ii) pursuant to the applicable requirements of the Exchange Act, (iii) the filing of the Articles of Merger pursuant to the BCL and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (iv) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (v) the filing of a Pre-Merger Notification Form with the German Federal Cartel Office pursuant to the German Act Against Restraints of Competition (the "AARC") and such other filings, consents, approvals, orders, registrations, declarations and filings as may be required under the laws of any foreign country in which Parent or any of its Subsidiaries conducts any business or owns any assets, (vi) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement or
(vii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect; (c) except as set forth in Schedule 6.4(c), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its Significant Subsidiaries may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect; or (d) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or to any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect.

    6.4 FINANCING. Either Parent or Newco will have at the time required sufficient funds available to purchase all of the Shares outstanding on a fully diluted basis and to pay all fees and expenses related to the transactions contemplated by this Agreement.

                                  ARTICLE VII
                      ADDITIONAL COVENANTS AND AGREEMENTS

    7.1  CONDUCT OF BUSINESS OF THE COMPANY.

        (a) The Company agrees that during the period from the date of this Agreement to the Effective Time (unless the other party shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its Significant Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement or set forth on Schedule 7.1, prior to the Effective Time, neither the Company nor any of its Significant Subsidiaries will, without the prior written consent of Parent:

            (i) except for shares to be issued or delivered pursuant to the Company's Option Plans, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

            (ii) except pursuant to the Company's stock-based employee benefit plans, redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Shares;

           (iii) split, combine, subdivide or reclassify any Shares or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any Shares or otherwise make any payments to shareholders in their capacity as such, other than the declaration and payment of regular quarterly cash dividends not in excess of $0.03 per Share for any quarterly period and except for dividends by a wholly owned subsidiary of the Company;

            (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

            (v) adopt any amendments to its Articles of Incorporation or By-Laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of the Company;

            (vi) make any material acquisition, by means of merger, consolidation or otherwise, or material disposition (other than disposition of assets in the ordinary course of business, consistent with past practice), of assets or securities;

           (vii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly owned subsidiary of the Company;

          (viii) grant any material increases in the compensation of any of its directors, officers or key employees, except in the ordinary course of business and in accordance with past practice;

            (ix) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, agreements or arrangements as in effect on the date hereof to any director or officer of the Company, whether past or present;

            (x) enter into any new or materially amend any existing employment or severance or termination agreement with any such director or officer;

            (xi) except in the ordinary course of business consistent with past practice or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

           (xii) authorize or make any individual capital expenditure in excess of $1,000,000 or authorize or make capital expenditures in excess of $15,000,000 in the aggregate;

          (xiii) settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

           (xiv) make any material change, other than in the ordinary course of business and consistent with past practice or as required by applicable law, regulation or change in generally accepted accounting principles, in accounting policies or procedures applied by the Company (including tax accounting policies and procedures);

           (xv) except as otherwise required by applicable law or regulation, make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except in the ordinary course of business;

           (xvi) take any action to amend or alter the Rights Agreement in any manner adverse to Parent's, Newco's or the Company's ability to commence or consummate the transactions contemplated by this Agreement pursuant to the terms hereof; or

          (xvii) authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

    7.2 ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors takes reasonable steps to protect the confidentiality of such information; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if (i) in each such case referred to in clause (B),
(C) or (D) above, the Company reasonably determines in good faith based upon the advice of outside legal counsel to the Company that such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, and (ii) in each case referred to in clause (C) or
(D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 7.2. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

    7.3 APPROVALS AND CONSENTS; COOPERATION. Subject to the other provisions of this Agreement, the parties hereto shall use their respective best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third party authorizations, approvals, consents or waivers, including, without limitation, pursuant to the HSR Act and the AARC, required in order to consummate the transactions contemplated by this Agreement, including, without limitation, the Offer and the Merger.

    7.4 FURTHER ASSURANCES. Subject to the other provisions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the Offer and the Merger, which efforts shall include, without limitation, Parent and Newco using their best efforts to prevent any preliminary or permanent injunction or other order by a court of competent jurisdiction or governmental entity relating to consummating the transactions contemplated by this Agreement, including, without limitation, under the antitrust laws, and, if issued, to appeal any such injunction or order through the appellate court or body for the relevant jurisdiction; provided, however, that nothing in this Agreement shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

    7.5 ACCESS TO INFORMATION. Upon reasonable notice, the Company shall (and shall cause each of its subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("Representatives"), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 7.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement, dated April 30, 1997 (the "Confidentiality Agreement"), by and between the Company and Parent shall apply with respect to information furnished by the Company, its subsidiaries and the Company's officers, employees, counsel, accountants and other authorized representatives hereunder.

    7.6 PUBLICITY. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the Offer or the Merger and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

    7.7  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        (a) The Articles of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-Laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

        (b) Parent shall cause to be maintained in effect for the Indemnified Parties (as defined below) for not less than five years the current policies of directors, and officers, liability insurance and fiduciary liability insurance maintained by the Company and the Company's subsidiaries with respect to matters occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement); provided, that Parent may substitute therefor policies of substantially the same coverage containing terms and conditions which are no less advantageous to the Company's present or former directors or officers or other employees covered by such insurance policies prior to the Effective Time (the "Indemnified Parties"). Notwithstanding the foregoing, in no case shall Parent or the Surviving Corporation be required to pay an annual premium for such insurance greater than 125% of the last annual premium paid prior to the date hereof. Should payment of the maximum amount of premium provided for in the previous sentence not allow the purchase of an amount of such insurance equal to the amount provided under the current policies, Parent shall purchase the maximum amount of insurance available for 125% of the last annual premium.

        (c) This Section 7.7 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Parent, Newco, the Company and the Surviving Corporation.

    7.8  EMPLOYEES.

        (a) Except as set forth on Schedule 7.8(a), for a period of one year following the Effective Time, Parent agrees to provide employee benefit plans and programs for the benefit of employees of the Company and its Subsidiaries (excluding plans or programs which provide for issuance of Shares or options on Shares) that are in the aggregate no less favorable to such employees than the Company Plans. All service credited to each employee by the Company through the Effective Time shall be recognized by Parent for purposes of eligibility and vesting under any employee benefit plan provided by Parent for the benefit of the employees.

        (b) Parent shall cause the Surviving Corporation to honor (without modification) and assume the written employment agreements, severance agreements and other agreements listed on Schedule 7.8(b), all as in effect on the date of this Agreement.

        (c) Parent shall maintain in effect the Company Severance Plan for a period of two years immediately following the Effective Time and the Company Severance Plan shall not be terminated or adversely amended during such two-year period.

        (d) Parent shall maintain in effect the Company Management Incentive Compensation Plan and the Company Profit Improvement Plan until December 31, 1997 and such plans shall not be terminated or adversely amended until after such date.

        (e) Parent shall maintain in effect the Giddings & Lewis Foundation, Inc. for a period of two years immediately following the Effective Time and, during such period, shall operate the Giddings & Lewis Foundation, Inc. on substantially the same basis (which shall include selection of beneficiaries based on the same geographical and other attributes) as the Giddings & Lewis Foundation, Inc. was operated during the twelve-month period immediately preceding the Effective Time; provided, however that neither Parent nor any of its subsidiaries nor the Company or any of its subsidiaries shall be required to expend any funds in connection with the operation of the Giddings & Lewis Foundation, Inc.

    7.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any Contract to which the Company or any of its subsidiaries is a party or is subject, which default is reasonably likely to have a Material Adverse Effect; and (b) any material adverse change in the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or the occurrence of any event which is reasonably likely to result in any such change. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

    7.10  COMPANY BOARD.

        (a) Promptly (but in any event within two business days) upon the purchase by Parent of a majority of the outstanding Shares pursuant to the Offer, either (a) a majority of the members of the Board of Directors of the Company shall resign and the remaining members of the Board of Directors of the Company shall fill all of the Board positions so vacated with persons designated by Parent or (b) the size of the Board of Directors of the Company shall be expanded and the vacant seats filled with persons designated by Parent so that Parent's designees shall constitute a majority of the members of the Board of Directors of the Company. In either case, at all times thereafter through the Effective Time a majority of the members of the Board of Directors of the Company shall be persons designated by Parent.

        (b) The Company's obligation to appoint designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14e-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 7.10 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14e-1 to fulfill such obligations. Parent or Newco shall supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14e-1.

        (c) Following the election of designees of Newco pursuant to this
    Section 7.10, prior to the Effective Time, any amendment of this Agreement or the Articles of Incorporation or By-laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Newco or waiver of any of the Company's rights hereunder shall require the concurrence of a majority of the directors of the Company then in office who are directors as of the date hereof or persons designated by such directors and who were neither designated by Newco nor employees of the Company ("Continuing Directors"). Prior to the Effective Time, the Company and Newco shall use all reasonable efforts to ensure that the Company's Board of Directors at all times includes at least three Continuing Directors.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) SHAREHOLDER APPROVAL. To the extent required by applicable law, this Agreement shall have been duly approved by the shareholders of the Company in accordance with applicable law and the Articles of Incorporation of the Company; provided that Parent and Newco shall vote all of their Shares in favor of the Merger.

        (b) INJUNCTION. There shall not be in effect any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition each party shall use its best efforts to have any such decree, ruling, injunction or order vacated.

        (c) GOVERNMENTAL FILINGS AND CONSENTS. All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent would not reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, considered as whole (assuming the Merger had taken place), and the waiting periods under the HSR Act shall have expired or been terminated.

        (d) THE OFFER. Newco shall have purchased Shares pursuant to the Offer.

                                   ARTICLE IX
                         TERMINATION; AMENDMENT; WAIVER

    9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time, by the mutual written consent of Parent and the Company.

    9.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Offer and the Merger may be abandoned by Parent or the Company if (i) any governmental body or regulatory authority of the United States of America or the Federal Republic of Germany shall have commenced legal action or provided formal notice to Parent, Newco or the Company that it is about to commence legal action, with respect to the transactions contemplated by this Agreement, or (ii) Newco shall not have purchased Shares pursuant to the Offer on or prior to December 31, 1997; provided, that the right to terminate this Agreement pursuant to this Section 9.2 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to purchase.

    9.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Company:

        (a) if (i) the Company, based on the advice of outside legal counsel to the Company that such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, subject to complying with the terms of this Agreement, enters into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the

    Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) Parent does not make, within two business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer to enter into an amendment to this Agreement such that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal and (iii) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 9.5. The Company agrees (A) that it will not enter into a binding agreement referred to in clause (i) above until at least the third business day after it has provided the notice to Parent required thereby and (B) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

        (b) if (i) Newco shall have (x) failed to commence the Offer within five business days following the date of the initial public announcement of the Offer or (y) terminated the Offer without purchasing Shares pursuant to the Offer, or (ii) there has been a material breach by Parent or Newco of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 calendar days after written notice of such breach is given by the Company to the party committing such breach.

    9.4 TERMINATION BY PARENT. This Agreement may be terminated and the Offer and Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so, (ii) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is qualified as to materiality or there has been a material breach of any other representation, warranty, covenant or agreement contained in this Agreement, in any case that is not curable or, if curable, is not cured within 30 calendar days after written notice of such breach is given by Parent to the party committing such breach, or (iii) on a scheduled expiration date all conditions to Newco's obligation to accept for payment and pay for Shares pursuant to the Offer shall have been satisfied or waived other than the Minimum Condition and Newco terminates the Offer without purchasing Shares pursuant to the Offer, provided that the satisfaction or waiver of all other conditions shall have been publicly disclosed at least five business days before termination of the Offer, or (iv) Newco shall have otherwise terminated the Offer in accordance with the terms of this Agreement, including Annex A, without purchasing shares pursuant to the Offer.

    9.5 EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, this Agreement (other than, with respect to the parties hereto, the obligations pursuant to this Section 9.5 and Sections 10.1 and 10.2) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any wilful breach of this Agreement.

        (b) In the event that (x) this Agreement is terminated by the Company pursuant to Section 9.3(a) or (y) this Agreement is terminated by Parent pursuant to Section 9.4(i) then the Company shall promptly, but in no event later than two days after the date of such termination or event, pay Parent a termination fee of $20,000,000 (the "Termination Fee") and shall promptly, but in no event later than two days after being furnished documentation in respect thereto by Parent, pay all of the charges and expenses, including those of the Exchange Agent, actually incurred by Parent or Newco in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $3,000,000 (the "Expense Reimbursement"), in each case payable by wire transfer of same day funds. If
    (A) this Agreement is terminated by the Parent pursuant to Section 9.4(iii) or by the Company pursuant to Section 9.3(b)(i)(y) when the Offer is terminated by Parent under the circumstances contemplated by Section 9.4(iii), and (B) within one year after such termination either (X) the Company enters into an agreement to merge with another company (other than a merger pursuant to which the shareholders of the Company will acquire more than 50% of the voting securities of such surviving corporation) or enters into an agreement pursuant to which more than 50% of the Shares are acquired by another person or pursuant to which new voting securities are issued to another person or to the shareholders of another company which will aggregate more than 50% of the outstanding voting securities of the Company after such issuance, or (Y) another Person acquires more than 50% of the Shares, then the Company shall promptly, but in no event later than two days after the date of any of the events in (X) or (Y), pay Parent the Termination Fee and the Expense Reimbursement. The Company acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Newco would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(b), and, in order to obtain such payment, Parent or Newco commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Newco its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

    9.6 EXTENSION; WAIVER. Subject to the applicable provisions of the BCL and the provisions of this Agreement, including Section 7.10, at any time prior to the Effective Time, each of Parent, Newco and the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE X
                           MISCELLANEOUS AND GENERAL

    10.1 PAYMENT OF EXPENSES. Except as provided in Section 9.5(b), whether or not the Offer and the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

    10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SURVIVAL OF CONFIDENTIALITY. The representations and warranties made herein shall not survive beyond the earlier of (i) termination of this Agreement or (ii) the Effective Time, in the case of the representations and warranties of Parent or Newco or the purchase of Shares by Newco pursuant to the Offer, in the case of the representations and warranties of the Company. This Section 10.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or the Purchase of Shares by Newco pursuant to the

Offer. The Confidentiality Agreement shall survive any termination of this Agreement and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

    10.3 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the BCL and the provisions of this Agreement, including Section 7.10, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties.

    10.4 WAIVER OF CONDITIONS. Subject to the applicable provisions of the BCL and the provisions of this Agreement, including Section 7.10, the conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part.

    10.5 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    10.6 GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.

        (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal or state court sitting in the State of Delaware.

        (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

    10.7 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by overnight courier with confirmation of next day delivery or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

        (a) If to the Company, to

                                          Giddings & Lewis, Inc.
                                          142 Doty Street
                                          Fond du Lac, Wisconsin 54936-0590
                                          Attn: Marvin L. Isles
                                          (414) 921-9400 (telephone)
                                          (414) 929-4334 (telecopier)
                                          with a copy to:

                                          Skadden, Arps, Slate, Meagher & Flom
                                                 (Illinois)
                                          333 West Wacker Drive
                                          Chicago, Illinois 60606
                                          Attn: Charles W. Mulaney, Jr.
                                          (312) 407-0700 (telephone)
                                          (312) 407-0411 (telecopier)

    (b) If to Parent, to

                                          Thyssen Aktiengesellschaft
                                          August-Thyssen-Strasse 1
                                          Dusseldorf
                                          Postanschrift: Postfach 10 10 10,
                                          D-40001 Dusseldorf
                                          Attn: Axel Kirsch
                                          011 49 211 824 8004 (telephone)
                                          011 49 211 824 8376 (telecopier)

                                          with a copy to:

                                          Sullivan & Cromwell
                                          125 Broad Street
                                          New York, New York 10004
                                          Attn: Neil T. Anderson
                                          (212) 558-4000 (telephone)
                                          (212) 558-3588 (telecopier)

    (c) If to Newco, to

                                          TAQU, Inc.
                                          c/o The Budd Company
                                          3155 West Big Beaver Road
                                          Troy, Michigan 48084
                                          Attn: Nancy L. Hutcheson
                                          (810) 643-3511 (telephone)
                                          (810) 643-3636 (telecopier)

    with a copy to:

                                          Sullivan & Cromwell
                                          125 Broad Street
                                          New York, New York 10004
                                          Attn: Neil T. Anderson
                                          (212) 558-4000 (telephone)
                                          (212) 558-3588 (telecopier)

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

    10.8 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

    10.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 7.7 shall inure to the benefit of and be enforceable by the Indemnified Parties and the provisions of Section 7.8(b) shall inure to the benefit of and be enforceable by the officers and directors of the Company.

    10.10  CERTAIN DEFINITIONS.  As used herein:

        (a) "Significant Subsidiary" shall have the meaning ascribed to it under Rule 1-02 of Regulation S-X of the SEC.

        (b) "Subsidiary" shall mean, when used with reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.

        (c) "Material Adverse Effect" shall mean any adverse change or changes in the financial condition, properties, business or results of operations of the Company or any of its subsidiaries or Parent or any of its subsidiaries, as the case may be, which individually or in the aggregate is or are material to the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as the case may be, other than any change or effect arising out of general economic conditions.

    10.11 OBLIGATION OF PARENT. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Newco to take such action and a guarantee of the performance thereof.

    10.12 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

    10.13 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                                                         THYSSEN AKTIENGESELLSCHAFT

                                                   By:  /s/ DR. ECKHARD ROHKAMM
                                                        ------------------------------------------
                                                        Name: Dr. Eckhard Rohkamm
                                                        Title: Member of The Executive Board

                                                   By:  /s/ DR. ECKART BLOCKFELD
                                                        ------------------------------------------
                                                        Name: Dr. Eckart Blockfeld
                                                        Title: Authorized Officer

                                                                             GIDDINGS & LEWIS, INC.

                                                   By:  /s/ MARVIN L. ISLES
                                                        ------------------------------------------
                                                        Name: Marvin L. Isles
                                                        Title: Chairman and Chief Executive Officer

                                                                                         TAQU, INC.

                                                   By:  /s/ AXEL KIRSCH
                                                        ------------------------------------------
                                                        Name: Axel Kirsch
                                                        Title: President

                                                                         ANNEX A

    Certain Conditions of the Offer. Notwithstanding any other provision of the Offer and provided that Newco shall not be obligated to accept for payment any Shares until (i) expiration of all applicable waiting periods under the HSR Act and the AARC and (ii) the Minimum Condition shall have been satisfied, Newco shall not be required to accept for payment or pay for, or may delay the acceptance for payment of or payment for, any Shares tendered pursuant to the Offer, or may, subject to the terms of the Agreement, terminate or amend the Offer if on or after June 11, 1997, and at or before the time of payment for any of such Shares, any of the following events shall occur (or become known to Parent) and remain in effect:

        (a) there shall have occurred and be continuing as of the then scheduled expiration date of the Offer (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, the Nasdaq National Market or stock exchanges in the Federal Republic of Germany, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the Federal Republic of Germany,
    (iii) a commencement or escalation of a war, armed hostilities or other international or national calamity directly involving the United States or the Federal Republic of Germany, (iv) any material limitation (whether or not mandatory) by any governmental or regulatory authority, agency or commission, domestic or foreign ("Governmental Entity"), on the extension of credit by banks or other lending institutions in the United States or the Federal Republic of Germany, (v) or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

        (b) (i) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under the Agreement, (ii) any representation or warranty of the Company set forth in the Agreement which is qualified by materiality shall not have been true and correct as of the date of the Agreement and as of the then scheduled expiration date of the Offer as though made on and as of the then scheduled expiration date of the Offer or (iii) any representation or warranty of the Company set forth in the Agreement which is not qualified by materiality shall not have been true and correct in all material respects as of the date of this Agreement and as of the then scheduled expiration date of the Offer as though made on and as of the then scheduled expiration date of the Offer, except in the case of clauses (ii) and (iii) of this paragraph (b) for representations and warranties which by their terms speak only as of another date, which representations and warranties, if qualified by materiality, shall not have been true and correct as of such date and, if not qualified, shall not have been true and correct in all material respects as of such other date;

        (c) any court or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (i) restricts (other than restrictions which in the aggregate do not have a Material Adverse Effect on Parent, Newco or the Company or which do not materially restrict the ability of Parent and Newco to consummate the Offer and the Merger as originally contemplated by Parent and Newco), prevents or prohibits consummation of the Offer or the Merger, (ii) prohibits or limits (other than limits which in the aggregate do not have a Material Adverse Effect on Parent, Newco or the Company or which do not materially limit the ability of Parent to own and operate all of the business and assets of Parent and the Company after the consummation of the transactions contemplated by the Offer and the Agreement) the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole, or as a result of the Offer or the Merger compels the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of their respective business or assets, (iii) imposes limitations (other than limits which in the aggregate do not have a Material Adverse Effect on Parent, Newco or the Company or which do not materially limit the ability of Parent to own and operate all of the business and assets of Parent and the Company after the consummation of the transactions contemplated by the Offer and the Agreement) on the ability of Parent or any subsidiary of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Newco pursuant to the Offer or otherwise on all matters properly presented to the Company's shareholders including, without limitation, the approval and adoption of the Agreement and the transactions contemplated thereby, (iv) requires divestiture by Parent or any affiliate of Parent of any Shares or (v) otherwise materially adversely affects the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole;

        (d) all consents, registrations, approvals, permits, authorizations, notices, reports or other filings required to be obtained or made by the Company, Parent or Newco with or from any governmental entity in connection with the execution and delivery of the Agreement, the Offer and the consummation of the transactions contemplated by the Agreement shall not have been made or obtained as of the then scheduled expiration date of the Offer (other than the failure to receive any consent, registration, approval, permit or authorization or to make any notice, report or other filing that, in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent, Newco or the Company, or would not prevent the consummation of the Offer or the Merger);

        (e) any change or development in the financial condition, properties, business or results of operations of the Company and its Subsidiaries that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

        (f) the Board of Directors of the Company (or a special committee thereof) shall have withdrawn or amended, or modified in a manner adverse to Parent and Newco its recommendation of the Offer or the Merger, or shall have endorsed, approved or recommended any other Acquisition Proposal; or

        (g) the Agreement shall have been terminated by the Company or Parent or Newco in accordance with its terms or Parent or Newco shall have reached an agreement or understanding in writing with the Company providing for termination or amendment of the Offer or delay in payment for the Shares;

        (h) the German Federal Cartel Office shall have notified Parent, or Parent shall have become aware, that it will object to the transactions contemplated by this Agreement;

which, in the reasonable judgment of Parent and Newco, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Newco) giving rise to any such conditions, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

    The foregoing conditions (other than the Minimum Condition) are for the sole benefit of Parent and Newco and may be asserted by Parent or Newco regardless of the circumstances (including any action or inaction by Parent or Newco) giving rise to such condition or may be waived by Parent or Newco, in whole or in part at any time and from time to time in its sole discretion.

                                                                        ANNEX II


                                                 CREDIT SUISSE FIRST BOSTON

    [LETTERHEAD]
CORPORATION



                                                             227 West Monroe
Street         Telephone 312 750 3000
                                                             Chicago, IL
60606-5018


June 8, 1997
Board of Directors
Giddings & Lewis, Inc.
142 Doty Street
Fond du Lac, Wisconsin 54935-0590

Members of the Board:

You have asked us to advise you with respect to the fairness from a financial point of view to the stockholders of Giddings & Lewis, Inc. (the "Company") of the cash consideration to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), among Thyssen AG (the "Acquiror"), a wholly owned subsidiary of the Acquiror (the "Sub"), and the Company. The Merger Agreement provides for the commencement by the Sub of a tender offer (the "Offer") for all of the outstanding shares of the common stock of the Company, par value $.10 per share, together with the associated rights (together, the "Shares"), at a price of $21.00 per Share, net to the seller in cash, followed by a merger (the "Merger") of the Company with the Sub pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding Share (other than Shares owned by the Acquiror, the Sub or any direct or indirect wholly owned subsidiary of the Acquiror, or any of the Company's direct or indirect wholly owned subsidiaries or Shares held in the treasury of the Company) will be converted into the right to receive $21.00 in cash.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, as well as a draft dated June 7, 1997 of the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and have met with the Company's management to discuss the business and prospects of the Company.

We have also considered certain financial and stock market data of the Company, and we have compared those data with similar data for other publicly held companies in businesses similar to those of the Company and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, we have not been requested to make, and have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. In connection with our engagement, we approached third parties to solicit indications of interest in a possible acquisition of the Company and held preliminary discussions with certain of these parties prior to the date hereof.

We have acted as financial advisor to the Company in connection with the Offer and the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We have also been retained by the Company to act as its financial advisor for a period of three years (beginning on March 7, 1997) with respect to the Company's preparations for responding to any acquisition or business combination proposals involving the Company that the Company may receive, or any other attempts to effect a change in control of the Company through a merger, tender or exchange offer, purchase of all or a portion of its stock, assets or debt, proxy contest or consent solicitation, open market accumulation program or similar action.

In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our or their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Offer and the Merger, does not constitute a recommendation to any stockholder as to whether or not such stockholder should tender shares pursuant to the Offer or vote to approve the Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the cash consideration to be received by the stockholders of the Company in the Offer and the Merger is fair to such stockholders from a financial point of view.


Very truly yours,
CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                       ANNEX III

                        DIRECTORS DESIGNATED BY THYSSEN

    The name, age, present principal occupation and five-year employment history of each of the directors designated by Thyssen are set forth below. All such directors listed below are citizens of the Federal Republic of Germany and have their principal business address at the office of Thyssen Industrie AG, Am Thyssenhaus 1, D-445128 Essen, Germany.

THYSSEN DESIGNEE                       AGE      PRINCIPAL OCCUPATION AND DIRECTORSHIPS
---------------------------------      ---      ------------------------------------------------------------------------

Friedhelm Hoppe..................          59   Member of the Executive Board of Thyssen Industrie AG and Chairman of
                                                the Thyssen Production Systems business sector of Thyssen Industrie AG.
                                                During the past five years, Mr. Hoppe has served in his present capacities at Thyssen.

Dr. Peter Joussen................          64   General Counsel of Thyssen Industrie AG. During the past five years, Dr.
                                                Joussen has served in his present capacity at Thyssen.

Dr. Eckhard Rohkamm..............          54   Chairman of the Executive Board and Chief Executive Officer of Thyssen
                                                Industrie AG. During the past five years, Dr. Rohkamm has served in his present capacities at Thyssen.

Ulrich Ziolkowski................          54   Member of the Executive Board of Thyssen Industrie AG, Chief Controller
                                                of Thyssen AG. During the past two years, Mr. Ziolkowski has served in his present capacity at Thyssen and, prior to that, as head of the accounting department of Thyssen Industrie AG.

                                                                        ANNEX IV

                               DISSENTERS' RIGHTS

                                SUBCHAPTER XIII
                       SECTIONS 180.1301 THROUGH 180.1331
                                     OF THE
                       WISCONSIN BUSINESS CORPORATION LAW

180.1301 DEFINITIONS. IN SS. 180.1301 TO 180.1331:

    (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

    (1m)  "Business combination" has the meaning given in s. 180.1130(3).

    (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

    (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

    (4) "Fair Value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130(9)(a) 1 to 4.

    (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

    (6) "Issuer Corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action. (Last amended by Act 16, L. '91, eff. 5-13-91.)

180.1302 RIGHT TO DISSENT. (1) Except as provided in sub. (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

    (a) Consummation of a plan merger to which the issuer corporation is a party if any of the following applies:

    1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

    2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

    (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

    (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

    1.  A sale pursuant to court order.

    2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

    (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

    (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

    (a) Alters or abolishes a preferential right of the shares.

    (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

    (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

    (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

    (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

    (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or
180.1829(1)(c).

    (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

    (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement under the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation. (Last amended by Act 16, L. '91 eff. 5-13-91.)

180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS. (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

    (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

    (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

180.1320 NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss.
180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

    (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

180.1321 NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

    (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

    (b) Not vote his or her shares in favor of the proposed action.

    (3) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

180.1322 DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

    (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0141 and shall include or have attached all of the following:

    (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

    (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

    (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

    (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

    (e) A copy of ss. 180.1301 to 180.1331.

180.1323 DUTY TO DEMAND PAYMENT. (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. l80.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

    (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effec-tuation of the corporate action.

    (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES. (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

    (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.
180.1325 PAYMENT. (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (2) The payment shall be accompanied by all of the following:

    (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

    (b) A statement of the corporation's estimate of the fair value of the shares.

    (c) An explanation of how the interest was calculated.

    (d) A statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.

    (e) A copy of ss. 180.1301 to 180.1331.

180.1326 FAILURE TO TAKE ACTION. (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s.
180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

180.1327 AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent that the corporation elects to withhold payment under sub.
(1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the

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interest was calculated, and a statement of the dissenter's right to demand under s. 180.1328 if the dissenter is dissatisfied with the offer.

180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER.

    (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

    (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

    (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

    (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

    (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub.
(1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

180.1330 COURT ACTION. (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

    (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

    (a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

    (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322(2)(c), for which the corporation elected to withhold payment under s. 180.1327.

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180.1331 COURT COSTS AND COUNSEL FEES. (1)(a) Notwithstanding ss. 814.01 to
814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

    (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent what the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

    (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

    (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

    (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

    (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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